                                                                    EXHIBIT 10.9

                              AMENDED AND RESTATED

                         MANAGEMENT SERVICES AGREEMENT

                                 BY AND BETWEEN

                        NOVAMED EYECARE MANAGEMENT, LLC,
                      a Delaware limited liability company

                                      AND

                         AMERICAN EYE INSTITUTE, P.C.,
                      an Indiana professional corporation

                              AMENDED AND RESTATED
                       EFFECTIVE as of SEPTEMBER 24, 1998

                              AMENDED AND RESTATED
                         MANAGEMENT SERVICES AGREEMENT


     THIS AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT is made and entered into effective as of September 24, 1998 (the "Effective Date"), by and between NovaMed Eyecare Management, LLC, a Delaware limited liability company ("Business Manager"), and American Eye Institute, P.C., an Indiana professional corporation ("Practice"), and amends, restates and replaces in its entirety that certain Management Services agreement previously made and entered into effective as of May 1, 1997 (the "Original Date"), by and between Business Manager and Practice.

                                    RECITALS

     This Management Services Agreement is made with reference to the following facts:


     A. Practice is a validly existing Indiana professional corporation, formed for and engaged in the conduct of a medical practice and the provision of medical services to the general public in and around the Louisville metropolitan area through individual physicians who are licensed to practice medicine in the State of Indiana and who are employed or otherwise retained by Practice.

     B. Business Manager is a validly existing Delaware limited liability company which is in the business of providing physician practice management services to medical practices.

     C. Business Manager and Practice have entered into a Management Services Agreement dated as of May 1, 1997, as amended by an Amendment to Management Services Agreement dated August 6, 1997 ("Original Management Services Agreement").

     D. Practice desires to expand its scope of services by providing certain optometric services and engaging in the business of selling prescription and non-prescription eyewear, contact lenses and other related optical products (hereinafter collectively defined as the "Non-Ophthalmic Business").

     E. Each of Practice and Business Manager have acquired certain assets relating to the Non-Ophthalmic Business, with Business Manager acquiring such assets for purposes of providing to Practice the management services set forth herein.

     F. Practice desires to focus its energies, expertise and time on the practice of medicine and on the delivery of medical services to patients, and desires to delegate the business functions of its medical practice and Non-Ophthalmic Business to persons with business expertise.

     G. Practice desires to engage Business Manager to provide all management, administrative and business services as are necessary or appropriate for the day-to-day administration of the nonmedical aspects of Practice's medical practice and Non-Ophthalmic

Business, including the provision of all non-medical assets necessary or appropriate for the operator of Practice's medical practice and Non-Ophthalmic Business, and Business Manager desires to provide such services upon the terms and conditions hereinafter set forth.

     H. Practice and Business Manager have determined a fair market value for the services to be rendered by Business Manager and, based on this fair market value, have developed a formula for compensating Business Manager that will allow the parties to establish a relationship permitting each party to devote its skills and expertise to the appropriate responsibilities and functions.

     I. Business Manager is willing to commit significant resources to Practice based upon the representation and warranty of Practice that the current shareholders of Practice will continue to practice medicine for Practice in the Practice Territory (as hereinafter defined) during the term of this Management Services Agreement pursuant to employment agreements between Practice and each Physician-Shareholder (the "Employment Agreements").

     NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions contained herein, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     When used in this Management Services Agreement, the following terms shall have the meanings set forth below.

     1.1  Adjustments.  The term "Adjustments" shall mean any adjustments on
          -----------
an accrual basis in accordance with GAAP for uncollectible accounts, Medicare, Medicaid and other payor contractual adjustments, discounts, worker's compensation adjustments, professional courtesies and other reductions in collectible revenue.

     1.2  Affiliate.  The term "Affiliate" shall mean any person, firm or
          ---------
entity which directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, any other person (including members of such person's family), firm or entity.

     1.3  Ancillary Revenue.  The term "Ancillary Revenue" shall mean all
          -----------------
other revenue of Practice, Physicians and Optometrists actually recorded each month (net of Adjustments) which is not Professional Services Revenue or Non-Ophthalmic Business Revenue and shall include, without limitation, any revenues of Practice or its Physicians and Optometrists which are derived from professionally related activities such as expert witness fees, and any royalties, honoraria or the like from authored documents or speeches.

     1.4  Budget.  The term "Budget" shall mean an operating budget and
          ------
capital expenditure budget for each fiscal year for each of the Non-Ophthalmic Business and the Principal Services, as prepared by Business Manager and adopted by Practice in accordance with Section 4.10 hereof. Each such Budget shall be attached hereto and incorporated herein as Exhibit 1.4. Each succeeding Budget subsequently adopted pursuant to Section 4.10 hereof shall also be incorporated herein.

     1.5  Business Manager.  The term "Business Manager" shall mean NovaMed
          ----------------
Eyecare Management, LLC, a Delaware limited liability company, or any successor in interest.

     1.6  Business Manager Consent.  The term "Business Manager Consent" shall
          ------------------------
mean the consent granted by any of Business Manager's representatives to the Policy Board. When any provision of this Management Services Agreement requires Business Manager Consent, such consent shall not be unreasonably withheld or delayed and shall be binding on Business Manager.

     1.7  Business Manager Expense.  The term "Business Manager Expense" shall
          ------------------------
mean any expense or cost incurred by Business Manager which does not relate directly to the provision of services to Practice. Such expenses or costs shall include, without limitation:

          (a) all salaries, benefits and other direct costs (including payroll and other withholding taxes) of executive officers and management personnel of Business Manager or employees of Business Manager who devote substantially all of their time and effort to the operations of Business Manager in the aggregate rather than the operations of any particular practice affiliated with Business Manager;

          (b) the expense of using, leasing, maintaining or repairing the offices of Business Manager;

          (c) the cost of capital to finance the general business obligations of Business Manager, and any costs associated with raising such capital; and

          (d) the costs of any consultants or advisors who provide services for Business Manager in connection with its business operations, such as accounting, financial and legal services, other than those services which constitute Office Expense pursuant to Section 1.34 hereof.

     1.8  Capitation/Case Rate Revenues.  The term "Capitation/Case Rate
          -----------------------------
Revenues" shall mean all revenues from managed care organizations, third party payors or employers in which payments are based on a per member, case rate or other similar basis (i.e., all payments which are not based on a fee-for-service payment methodology or discounted fee-for-service reimbursement methodology) for the medical needs of a subscribing patient. Capitation/Case Rate revenues shall include any associated plan payments received such as patient co-payments, incentive bonuses or incentive fund penalties. All Capitation/Case Rate Revenues shall be allocated in good faith on an actuarial basis as follows:

          (a)  Non-Ophthalmic Business Capitation.  The portion, if any, of
               ----------------------------------
     payments designated for Non-Ophthalmic Business goods or services sold by Practice; Non-Ophthalmic Business Capitation shall be Non-Ophthalmic Business Revenue;

          (b)   Professional Services Capitation    .  The portion of payments
                --------------------------------
     designated for physician services currently performed by Practice; Professional Services Capitation shall be Professional Services Revenues; and

          (c)  Subcontractor Capitation Revenues.  The portion of payments
               ---------------------------------
     designated for physicians, optometrists or other medical or optometric services that will be Subcontractor Costs (e.g., reinsurance, hospitalization, surgical facility fees, etc.), including incentive bonuses or penalties, and an estimate for incurred but not reported claims; Subcontractor Capitation Revenues shall not be Professional Services Revenues.

Subject to the approval of the Policy Board, Business Manager shall develop and implement an appropriate allocation methodology for each Capitation/Case Rate Revenues and subject to reasonable and consistent allocations standards.

     1.9  Confidential Information.  The term "Confidential Information" shall
          ------------------------
mean any and all financial, technical, commercial or other information of Business Manager or Practice, as appropriate (whether written or oral), including, without limitation, all information, notes, studies, patient lists and records, reports, analyses, financial statements, compilations, studies, forms, business or management methods, marketing data, fee schedules, peer review information, credentialing information, quality assurance and utilization review information, interpretations, information technology systems and programs, projections, forecasts or trade secrets of Business Manager or of Practice, as applicable, whether or not such Confidential Information is disclosed or otherwise made available to one party by the other party pursuant to this Management Services Agreement. Confidential Information shall also include the terms and provisions of this Management Services Agreement and any transactions consummated or documents executed by the parties pursuant to this Management Services Agreement. Confidential Information does not include any information that (i) is or becomes generally available to and known by the public (other than as a result of an unpermitted disclosure directly or indirectly by the receiving party or its affiliates, advisors or Representatives); (ii) is or becomes available to the receiving party on a nonconfidential basis from a source other than the furnishing party or its affiliates, advisors or Representatives, provided that such source is not and was not bound by a confidentiality agreement with or other obligation of secrecy to the furnishing party of which the receiving party has knowledge at the time of such disclosure; or (iii) has already been developed, or is hereafter independently acquired or developed, by the receiving party without violating any confidentiality agreement with or other obligation of secrecy to the furnishing party.

     1.10  Contribution and Exchange Agreement.  The term "Contribution and
           -----------------------------------
Exchange Agreement" shall mean that certain Asset Contribution and Exchange Agreement of even date herewith by and among Business Manager, Practice and Physician-Shareholder.

     1.11  Depository Account.  The term "Depository Account" shall mean the
           ------------------
bank account referred to in Section 4.8 hereof.

     1.12  Designated Allied Health Professionals.  The term "Designated
           --------------------------------------
Allied Health Professionals" shall mean those medical professionals other than Physicians and Optometrists whose services must be rendered "incident to" a Physician's services in order to be billable under the Medicare program.

     1.13  Dispensary Business.  The term "Dispensary Business" shall mean the
           -------------------
business of selling prescription and non-prescription eyewear, contact lenses and other related optical products.

     1.14  GAAP.  The term "GAAP" shall mean generally accepted accounting
           ----
principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board, or other statements, practices and procedures as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of the determination.

     1.15  Managed Care Contract.  The term "Managed Care Contract" shall
           ---------------------
include any Capitation/Case Rate Revenues contract, or any contracts based on a fee-for-service payment methodology or discounted fee-for-service reimbursement methodology and other agreements with third party payors, alternative delivery systems or other purchasers of group health care services.

     1.16  Management Fee.  The term "Management Fee" shall mean the amount
           --------------
determined pursuant to Section 6.1 hereof.

     1.17  Management Services.  The term "Management Services" shall mean the
           -------------------
business, administrative and management services to be provided for Practice including, without limitation, the provision of equipment, supplies, support services, nonphysician personnel, office space, management, administration, financial recordkeeping and reporting, information systems and all other business office services necessary for the nonmedical operations of Practice.

     1.18  Management Services Agreement.  The term "Management Services
           -----------------------------
Agreement" shall mean this Amended and Restated Management Services Agreement by and between Practice and Business Manager and any amendments hereto, which amends, restates and replaces in its entirety the Original Management Services Agreement.

     1.19  Medical Advisory Board.  The term "Medical Advisory Board" shall
           ----------------------
have the meaning set forth in Section 5.9 hereof.

     1.20  Medical Services.  The term "Medical Services" shall mean ophthalmic
           ----------------
and optometric services as provided by Practice through Physicians or Optometrists, as the case may be, but any such services by Optometrists shall be limited to those services performed at the locations listed on Schedule 1.20 (all optometric services performed by
                    -------------
Optometrists at any other location of Practice shall be deemed part of the Optometric Business (as hereinafter defined).

     1.21  Monthly Office Expense.  The term "Monthly Office Expense" shall
           ----------------------
have the meaning set forth in Section 6.1 hereof.

     1.22  Monthly Practice Expense.  The term "Monthly Practice Expense" shall
           ------------------------
have the meaning set forth in Section 6.1 hereof.

     1.23  Non-Ophthalmic Business. The term "Non-Ophthalmic Business" shall
           -----------------------
mean the Optometric Business and Dispensary Business, collectively.

     1.24  Non-Ophthalmic Business Budgeted Office Expense.  The term
           -----------------------------------------------
"Non-Ophthalmic Business Budgeted Office Expense" shall have the meaning set forth in Section 6.1 hereof.

     1.25  Non-Ophthalmic Business Budgeted Practice Expense. The term
           -------------------------------------------------
"Non-Ophthalmic Business Budgeted Practice Expense" shall have the meaning set forth in Section 6.1 hereof.

     1.26  Non-Ophthalmic Business Budgeted Revenue.  The term "Non-Ophthalmic
           ----------------------------------------
Business Budgeted Revenue" shall have the meaning set forth in Section 6.1 hereof.

     1.27  Non-Ophthalmic Business Management Fee.  The term "Non-Ophthalmic
           --------------------------------------
Business Management Fee" shall have the meaning set forth in Section 6.1 hereof.

     1.28  Non-Ophthalmic Business Monthly Fee.  The term "Non-Ophthalmic
           ------------------------------------
Business Monthly Fee" shall have the meaning set forth in Section 6.1 hereof.

     1.29  Non-Ophthalmic Business Monthly Office Expense.  The term
           ----------------------------------------------
"Non-Ophthalmic Business Monthly Office Expense" shall have the meaning set forth in Section 6.1 hereof.

     1.30  Non-Ophthalmic Business Monthly Practice Expense.  The term
           ------------------------------------------------
"Non-Ophthalmic Business Monthly Practice Expense" shall have the meaning set forth in Section 6.1 hereof.

     1.31  Non-Ophthalmic Business Office Expense.  The term "Non-Ophthalmic
           --------------------------------------
Business Monthly Office Expense" shall have the meaning set forth in Section 6.1 hereof.

     1.32   Non-Ophthalmic Business Revenue.  The term "Non-Ophthalmic
            -------------------------------
Business Revenue" shall mean all revenues of the Non-Ophthalmic Business of the Practice recorded on an accrual basis under GAAP (net of Adjustments).

     1.33  Office.  The term "Office" shall mean any office space, clinic,
           ------
facility or satellite facilities that Business Manager owns, leases or otherwise procures for the exclusive use of Practice.

     1.34  Office Expense.  The term "Office Expense" shall mean all expenses
           --------------
incurred by Business Manager or Practice in the provision of services to Practice. Except as specifically enumerated below, Office Expense shall not include any state or federal income tax liability of Practice or Physician-Shareholders, or any other expense that is a Practice Expense or a Business Manager Expense. Without limitation, Office Expense shall include:

          (a) the salaries, benefits and other direct costs (including payroll taxes) of all employees of Business Manager who are either located at, devote substantially all of their time and effort to, or upon Practice Consent or as set forth in the Budget, for which time is allocated specifically for a function to support, Practice;

          (b) the salaries, benefits and other direct costs (including payroll and other withholding taxes) of all Physician-Employees and Optometrists, but excluding the salaries, benefits and other direct costs (including payroll and other withholding taxes) of all Physician-Shareholders; provided, however, that in the event any Physician-Shareholder shall fail, for any reason, to work full time in the performance of his or her duties as described in such Physician-Shareholder's Employment Agreement for a period exceeding two (2) consecutive months, whether or not such failure
     (i) gives rise to termination rights pursuant to such Employment Agreement or (ii) occurs prior to or after the termination of the Initial Term (as such term is defined in Section 4.1 of such Employment Agreement), then the expenses described in this Section 1.34(b) shall thereafter be categorized as a Practice Expense;

          (c) the direct or reasonably allocated costs of providing locum tenens coverage with respect to any Optometrists and Physician-Employees as may be necessary pursuant to Section 5.4 hereof, which costs shall include, without limitation, the salaries, benefits and other direct costs of any Optometrists and Physician-Employees retained by Practice for such purposes;

          (d) upon Practice Consent or as set forth in the Budget, the direct or reasonably allocated costs of any employee or consultant that provides services at the direction of Business Manager for improved performance of Practice, such as management, billings and collections, business office consultation, training, and accounting and legal services;

          (e) reasonable recruitment costs and out-of-pocket expenses of Business Manager or Practice associated with the recruitment of additional Physician-Employees and Optometrists of Practice;

          (f) all reasonable and customary business insurance expenses of Practice, Physicians, Optometrists, Designated Allied Health Professionals and the Office, including, without limitation, professional and general liability insurance;

          (g) without duplication of expenses included pursuant to any other subparagraph of this Section 1.34, the expense of using, leasing, maintaining, repairing, purchasing or otherwise procuring the Office and related equipment (including any leasehold improvements), including, without limitation, any depreciation expense and any and all expenses relating to the equipment listed on Exhibit 1.34(g) attached hereto and
                                         ---------------
     incorporated herein, but excluding (i) any Preexisting Obligation Payments and (ii) any amortization of goodwill and any other intangibles arising out of the consummation of the transaction contemplated by the Contribution and Exchange Agreement;

          (h) without duplication of expenses included pursuant to any other subparagraph of this Section 1.34, the cost of capital, whether as actual interest on indebtedness incurred on behalf of Practice or as reasonable imputed interest on capital advanced by Business Manager to finance or refinance obligations of Practice, purchase medical or nonmedical equipment, renovate the Office, or finance new ventures of Practice, but excluding any Preexisting Obligation Payments and any cost of capital on any debt to finance or refinance the purchase of Practice (including the assets and LLC interests) pursuant to the terms of the Contribution and Exchange Agreement;

          (i)  the Management Fee;

          (j) upon Practice Consent or as set forth in the Budget, the direct or reasonably allocated costs relating to sales or marketing activities or materials, including, without limitation, brochures, pamphlets, displays, direct mail, promotional materials, patient screening, network directories, signs, video and audio tapes, equipment, media, development costs and consulting services;

          (k) upon Practice Consent or as set forth in the Budget, the direct or reasonably allocated costs of obtaining, maintaining and supporting Managed Care Contracts;

          (l) the direct or reasonably allocated costs relating to any third party service agreements for the general day-to-day operations of Office and Practice, which services shall include, without limitation, maintenance, patient transportation, janitorial, answering services, landscaping, snow removal and uniform rental;

          (m) the direct or reasonably allocated travel expenses of Business Manager employees associated with attending meetings, conferences or seminars primarily benefiting Practice or any travel to or from Practice; provided, however, that if such travel expenses relate to individuals other than Business Manager employees whose salaries are Office Expenses pursuant to Section 1.34(a) hereof, then such expenses shall be an Office Expense only upon Practice Consent;

          (n) the cost of medical supplies (including, without limitation, drugs, pharmaceuticals, products, substances or medical devices), office supplies, inventory (including, without limitation, inventory for the Non-Ophthalmic Business) and utilities;

          (o) direct costs, not to exceed budgeted allowances as set forth in the Budget, for professional dues, subscriptions, continuing medical education expenses and travel costs for continuing medical education or other business travel of Practice employees; and

          (p) all direct or reasonably allocated costs relating to the operation of the Offices, including without limitation, expenses relating to utilities; and

          (q) a licensing and access fee for each Windows terminal to cover expenses relating to capital equipment and maintenance, system installation and training, telecommunications and wide area networking, installation and support of software provided by Business Manager, and support and system administration; provided, however, that capital equipment and support fees
                     --------  -------
     will be adjusted accordingly to the extent PCs and/or notebooks are utilized in lieu of Windows terminals; provided further that Business
                                            -------- -------
     Manager shall have the discretion to adjust this fee annually provided that such adjustments are consistently applied by Business Manager on a company-wide basis.

     1.35  Operating Board.  The term "Operating Board" shall mean the operating
           ---------------
board, or board of directors of the managing member, as the case may be, of Business Manager.

     1.36  Optometric Business.  The term "Optometric Business" shall be
           -------------------
comprised of all professional services performed by, on behalf of, or under the direction and/or supervision of, all Optometrists employed by Practice, including, without limitation, any professional fitting fees relating to contact lenses, and any visual field tests performed by a certified technician employed by Practice at the location of such Optometrists; provided, however, that
                                                  --------  -------
Optometric Business shall not include any services performed by Optometrists at locations listed on Schedule 1.20 (which services shall be a component of
                    -------------
Principal Services).

     1.37  Optometrist.  The term "Optometrist" shall mean each individually
           -----------
licensed doctor of optometry who is employed or otherwise retained by or associated with Practice, each of whom shall meet at all times the qualifications described in Sections 5.2 and 5.3 hereof.

     1.38  Physician.  The term "Physician" shall mean each individual
           ---------
licensed to practice medicine in the State of Indiana who is employed or otherwise retained by or associated with Practice, each of whom shall meet at all times the qualifications described in Sections 5.2 and 5.3 hereof.

     1.39  Physician Discretionary Expenses.  The term "Physician
           --------------------------------
Discretionary Expenses" shall mean any expenses or debt obligations of Practice or Physicians which are not included in the Budget or approved by Business Manager and shall include, without limitation, the following: accounting, consulting or legal expenses incurred by Practice without coordinating such engagement through Business Manager; professional dues, subscriptions, continuing medical education expenses and travel costs for continuing medical education in excess of budgeted allowances for such items and any equipment obtained by Practice without the approval of the Policy Board as set forth in
Section 4.1(d) hereof; and other discretionary business expenses incurred directly by Physicians or Practice.

     1.40  Physician-Employee.  The term "Physician-Employee" shall mean any
           ------------------
Physician employed by Practice, but shall not include Physician-Shareholders.

     1.41  Physician-Shareholder.  The term "Physician-Shareholder" shall mean
           ---------------------
any Physician who is employed by, and a shareholder of, Practice.

     1.42  Policy Board.  The term "Policy Board" shall refer to the body
           ------------
responsible for developing and implementing management and administrative policies for the overall operation of the Regional Practices.

     1.43  Practice.  The term "Practice" is defined in the introductory
           --------
paragraph of this Management Services Agreement.

     1.44  Practice Consent.  The term "Practice Consent" shall mean the
           ----------------
consent granted by any of Practice's authorized Representatives who is not an officer or employee of Business Manager. When any provision of this Management Services Agreement requires Practice Consent, such consent shall not be unreasonably withheld or delayed and shall be binding on Practice.

     1.45  Practice Expense.  The term "Practice Expense" shall mean an
           ----------------
expense incurred by Business Manager or Practice and for which Practice, and not Business Manager, is financially liable. Practice Expense shall include, without limitation, such items as Preexisting Obligation Payments, Physician Discretionary Expenses, salaries, benefits and other direct costs of all Physician-Shareholders, any costs of providing locum tenens coverage for Physician-Shareholders pursuant to Section 5.4 hereof, and any other expenses incurred by Practice or Physicians which are not in the Budget or are in excess of budgeted allowances if expended by Practice personnel without Business Manager Consent.

     1.46  Practice Territory.  The term "Practice Territory" shall mean the
           ------------------
geographic area within a twelve and one-half (12-1/2) mile radius of any present and future locations of an Office of Practice.

     1.47  Preexisting Obligation Payments.  The term "Preexisting Obligation
           -------------------------------
Payments" shall mean (i) the expense for principal and interest amortization of debt obligations of Practice or any Physician-Shareholder relating to the operation of Practice which existed prior to the execution of this Management Services Agreement and (ii) lease payments and other costs relating to any outstanding debt, obligations or liabilities of Practice or any Physician-Shareholder relating to the operation of Practice which existed prior to the execution of this Management Services

Agreement, and which include, without limitation, the items set forth on Exhibit
                                                                         -------
1.45 attached hereto and incorporated herein; excluding, however, the leases
----
set forth on Schedule 1.33(g).
             ----------------

     1.48   Principal Services.  The term "Principal Services" shall mean all
            ------------------
services performed by or on behalf of Practice which generate Professional Services Revenues or Ancillary Revenues.

     1.49   Principal Services Budgeted Office Expense.  The term "Principal
            ------------------------------------------
Services Budgeted Office Expense" shall have the meaning set forth in Section
6.1 hereof.


     1.50   Principal Services Budgeted Practice Expense.  The term "Principal
            ---------------------------------------------
Services Budgeted Practice Expense" shall have the meaning set forth in Section
6.1 hereof.

     1.51   Principal Services Budgeted Revenue.  The term "Principal Services
            -----------------------------------
Budgeted Revenue" shall have the meaning set forth in Section 6.1 hereof.

     1.52   Principal Services Management Fee.  The term "Principal Services
            ----------------------------------
Management Fee" shall have the meaning set forth in Section 6.1 hereof.

     1.53   Principal Services Monthly Fee.  The term "Principal Services
            ------------------------------
Monthly Fee" shall have the meaning set forth in Section 6.1 hereof.

     1.54   Principal Services Monthly Office Expense.  The term "Principal
            -----------------------------------------
Services Monthly Office Expense" shall have the meaning set forth in Section 6.1 hereof.

     1.55   Principal Services Monthly Practice Expense.  The term "Principal
            -------------------------------------------
Services Monthly Practice Expense" shall have the meaning set forth in Section
6.1 hereof.

     1.56   Principal Services Office Expense.  The term "Principal Services
            ---------------------------------
Office Expense" shall have the meaning set forth in Section 6.1 hereof.

     1.57   Principal Services Revenue.  The term "Principal Services Revenue"
            --------------------------
shall mean the sum of Professional Services Revenue and Ancillary Revenue.

     1.58   Professional Services Revenues.  The term "Professional Services
            ------------------------------
Revenues" shall mean the sum of (i) all professional fees actually recorded each month on an accrual basis under GAAP (net of Adjustments) as a result of Medical Services and related health care services rendered by Physicians, the Optometrists to the extent such services are performed at the locations listed in Schedule 1.20, and Designated Allied Health Professionals, whether rendered in an outpatient or inpatient setting, as well as customary professional fees for the fitting of contact lenses by the Physicians or the Optometrists to the extent such fittings are performed at the locations listed on Schedule 1.20, and
(ii) Professional Services Capitation allocated to Professional Service
Revenues.

     1.59  Regional Practices.  The term "Regional Practices" is defined in
           ------------------
Section 3.1(a) hereof.

     1.60  Representatives.  The term "Representatives" shall mean a party's
           ----------------
officers, directors, employees, or other agents or representatives.

     1.61  Stark Act.  The term "Stark Act" shall refer to Section 1877 of the
           ---------
Social Security Act.

     1.62  Subcontractor Costs.  The term "Subcontractor Costs" shall mean the
           -------------------
amounts payable to third parties for providing goods or medical services for Capitation/Case Rate Revenues contracts.

     1.63  Term.  The term "Term" shall mean the initial term and any renewal
           ----
terms of this Management Services Agreement as described in Section 7.1 hereof.


                                   ARTICLE II
                 APPOINTMENT AND AUTHORITY OF BUSINESS MANAGER

     2.1   Appointment.  Practice hereby appoints Business Manager as its sole
           -----------
and exclusive agent for the management and administration of the business functions and business affairs of Practice, including, without limitation, the Non-Ophthalmic Business of Practice, and Business Manager hereby accepts such appointment, subject at all times to the terms and conditions of this Management Services Agreement.

     2.2  Authority.  Consistent with the provisions of this Management
          ---------
Services Agreement, Business Manager shall have the responsibility and commensurate authority to provide Management Services to Practice. Subject to the terms and conditions of this Management Services Agreement, Practice expressly authorizes Business Manager to provide the Management Services in any manner Business Manager reasonably deems appropriate to meet the day-to-day requirements of the business functions of Practice. In connection with Business Manager's provision of Management Services, Practice also expressly authorizes Business Manager to negotiate and execute on behalf of Practice any and all contracts related to the provision of such Management Services; provided, however that, subject to Section 4.7 hereof, Business Manager shall have no authority to negotiate and execute on behalf of Practice contracts that relate specifically to the provision of Medical Services. The parties acknowledge and agree that Practice, through its Physicians, shall be responsible for and shall have complete authority, responsibility, supervision and control over the provision of all Medical Services and other professional health care services performed for patients, and that all diagnoses, treatments, procedures and other professional health care services shall be provided and performed exclusively by or under the supervision of Physicians in such manner as such Physicians, in their sole discretion, deem appropriate. Practice, through its Physicians, shall also be responsible for establishing the professional fees for the provision of Medical Services. Business Manager shall have and exercise absolutely no control or supervision over the provision of Medical Services. Except as provided in Section 4.7 hereof, with respect to any agreement relating specifically to Medical Services, and subject to the approval of the Policy Board pursuant to Section 3.2(d), Practice shall give Business Manager and the Policy Board thirty (30) days' prior notice of Practice's intent to execute any such agreement obligating Practice to perform Medical Services or otherwise creating a binding legal obligation on Practice to perform Medical Services.

     2.3  Patient Referrals.  Business Manager and Practice agree that the
          -----------------
benefits afforded either party hereunder are not payment for, and are not in any way contingent upon the referral, admission or any other arrangement for, the provision of any item or service offered by Business Manager or Practice.

     2.4  Internal Practice Matters.  Except as otherwise provided herein and
          -------------------------
subject to Section 1.34(b), matters involving the internal governance, control or finances of Practice, including specifically the allocation of professional income among Physician-Shareholders, Physician-Employees and Optometrists of Practice, and tax and investment planning, shall remain the sole responsibility of Practice, Physician-Shareholders, Physician-Employees and Optometrists.

     2.5  Practice of Medicine.  The parties acknowledge that Business
          --------------------
Manager is not authorized or qualified to engage in any activity that may be construed or deemed to constitute the practice of medicine. To the extent that any act or service required to be performed by Business Manager hereunder should be construed by a court of competent jurisdiction or by the Board of Medical Examiners of the State of Indiana to constitute the practice of medicine, Business Manager's requirement to perform that act or service shall be deemed waived and unenforceable.


                                  ARTICLE III
                      RESPONSIBILITIES OF THE POLICY BOARD

     3.1  Formation and Operation of the Policy Board.
          -------------------------------------------

          (a)  Structure of Policy Board.  Practice hereby acknowledges that
               -------------------------
     it is one of a group of ophthalmology practices located in the Louisville metropolitan area which is affiliated with Business Manager (Practice and such other practices shall be collectively referred to herein as "Regional Practices"). The Regional Practices and Business Manager shall establish a Policy Board which shall be responsible for overseeing the overall operations of the nonmedical aspects of each Regional Practice's facilities and, subject to Section 3.3 hereof, certain medical issues. The Policy Board shall consist of four (4) members, each of whom shall serve a one-year term. Business Manager shall designate, in its sole discretion, two
     (2) members of the Policy Board, and the Regional Practices shall collectively designate two (2) members of the Policy Board; provided, however, that

     Practice shall have the sole and exclusive right to appoint one of the two Regional Practice members during the Term. The Policy Board members designated by the Regional Practices shall be Physician-Shareholders of a Regional Practice and one such member shall always be a designee of Practice. Except as otherwise expressly provided herein, the act of a majority of the members of the Policy Board shall be the act of the Policy Board.

          (b)  Appointment of Members.  The initial Policy Board shall consist
               ----------------------
     of the members set forth on Exhibit 3.1 attached hereto and incorporated
                                 -----------
     herein. Thereafter, annually and at least thirty (30) days prior to the commencement of each fiscal year of Business Manager, each of Business Manager and the Regional Practices shall deliver to the Operating Board of Business Manager a list of two (2) designees to the Policy Board to serve as members of the Policy Board for the upcoming fiscal year. In the event that either Business Manager or the Regional Practices fail to deliver the list of designees by the required date, then such party's representatives on the Policy Board shall remain the same for the upcoming fiscal year.
     Any vacancies created, whether by death, incapacity or resignation of a designee, shall be filled by the party which appointed such designee by no later than fifteen (15) business days after the date of receipt by all of the Regional Practices of notice from Business Manager that such vacancy exists and must be filled. If the applicable party shall fail to designate a replacement member to the Policy Board within the required time period, then the other party shall have the right to designate the replacement member and such replacement member shall serve on the Policy Board until his or her successor is duly appointed pursuant to this Section 3.1(b). In any case in which the Regional Practices shall be required to designate a member or members to the Policy Board, a previously appointed designee of the Regional Practices shall convene a meeting or collect the written votes of the Representatives of the Regional Practices to select such designee or designees. Each Regional Practice shall be entitled to one vote per designee to be appointed and those designees receiving a plurality of the votes shall serve as the representatives of the Regional Practices on the Policy Board.

          (c)  Actions of the Policy Board.  The Policy Board meetings shall
               ---------------------------
     be held as mutually agreed, but at least semiannually, in New Albany, Indiana. Meetings may be called by any two (2) members of the Policy Board upon notice to Business Manager. Notice of each such meeting, stating the place, date and hour of the meeting, shall then be delivered by Business Manager to each member of the Policy Board not less than seventy-two (72) hours prior to such meeting. Meetings shall be open to any Physician-Shareholder and any officer, director or employee (as designated by Business Manager) of Business Manager. Members of the Policy Board may participate in a meeting by means of conference telephone. Attendance at any meeting in person or by proxy, or participation in a meeting by means of conference telephone, shall constitute a waiver of notice thereof. Any action required to be taken at a meeting of the Policy Board may be taken without a meeting and without a vote if a consent in writing, setting forth the action to be taken, is signed by all of the members of the Policy Board, unless such action is medical in nature, in which case such consent need be signed only by all of the Physician members of the Policy Board.

          (d)  Interim Membership.  Notwithstanding the foregoing, until
               ------------------
     Business Manager affiliates with another Regional Practice in the Louisville metropolitan area, the Policy Board shall be comprised of two members, one of whom shall be designated by Business Manager and the other of whom shall be designated by Practice.

       3.2  Duties and Responsibilities of the Policy Board.  The Policy Board
            -----------------------------------------------
shall have the following duties, obligations and authority:

          (a)  Capital Improvements and Expansion.  Subject to the items
               ----------------------------------
     specifically enumerated in the Budget as determined in accordance with
     Section 4.10(a) hereof, any renovation and expansion plans, and capital expenditures in excess of $5,000 with respect to the Office, or the priority of such capital expenditures, shall be reviewed and approved by the Policy Board and shall be based upon economic feasibility, physician support, productivity and then-current market conditions.

          (b)  Marketing and Advertising.  The Policy Board shall explore
               -------------------------
     potential joint marketing and other advertising of the services performed at the Regional Practices' facilities.

          (c)  Collection Policies.  As a part of the annual operating budget,
               -------------------
     in consultation with Practice and Business Manager, the Policy Board shall review and approve the collection policies for the Non-Ophthalmic Business of, and for all Medical Services and ancillary services provided by, Practice.

          (d)  Provider and Payor Relationships.  Subject to Sections 4.7 and
               --------------------------------
     4.8 hereof, decisions regarding the establishment or maintenance of relationships with institutional health care providers and third party payors shall be approved by the Policy Board in consultation with Practice and Business Manager. The Policy Board shall review and approve such discounted fee schedules, including capitated fee arrangements, and shall approve allocations of Capitation/Case Rate Revenues, and shall develop managed care strategy for the Louisville metropolitan area.

          (e)  Strategic Planning.  In consultation with Business Manager and
               ------------------
     Practice, the Policy Board shall recommend long-term strategic planning objectives for Practice; provided, however, that the Policy Board shall not engage in recommending any horizontal market allocations between practices.

          (f)  Physician and Optometrist Hiring.  Subject to the items
               --------------------------------
     specifically enumerated in the Budget as determined in accordance with
     Section 4.10(a) hereof, the Policy Board shall recommend to Practice the number and type of Physicians and Optometrists required for the efficient operation of Practice's facilities. Practice shall have the right to accept or reject any recommendation of the Policy Board on this matter and Practice shall retain the number and type of Physicians and Optometrists as it shall deem necessary in its sole discretion. The Policy Board shall review and approve any variations to the restrictive covenants in any Employment Agreement.

          (g)  Fee Dispute Resolution.  Upon written submission by Practice of
               ----------------------
     a dispute concerning Management Fees, the Policy Board shall consider, develop and attempt to implement a resolution of such dispute, and members of the Policy Board shall use commercially reasonable efforts to resolve such dispute within thirty (30) days following its receipt of such written submission.

          (h)  Employee Relations.  Upon submission by Practice or any
               ------------------
     Physician or Optometrist of a written complaint or concern regarding any employee of Business Manager performing services for Practice hereunder, the Policy Board shall consider, develop and attempt to implement a resolution of such complaint or concern.

          (i)  Grievance Referrals.  The Policy Board shall consider and make
               -------------------
     recommendations to Practice regarding any disputes pertaining to matters not specifically addressed in this Management Services Agreement as referred to it by Practice.

     3.3  Medical Decisions.  Notwithstanding anything to the contrary
          -----------------
contained in Section 3.2 above, all medical decisions addressed by the Policy Board will be made solely by Physician members of the Policy Board.


                                   ARTICLE IV
               COVENANTS AND RESPONSIBILITIES OF BUSINESS MANAGER

     During the Term, Business Manager shall provide all Management Services which are necessary or appropriate for the day-to-day administration of the nonmedical aspects of Practice's operations (including the Non-Ophthalmic Business), including, without limitation, those services set forth in this
Article IV in accordance with all laws, rules, regulations and guidelines applicable to the provision of Management Services.

     4.1  Office and Equipment.
          --------------------

          (a) Subject to Section 4.1(b) hereof, as necessary or appropriate, the terms and conditions of the applicable Lease, and after taking into consideration the professional concerns of Practice, Business Manager shall lease, acquire or otherwise procure an Office in the following locations:
     (i) 519 State Street, New Albany, Indiana 47150; 1700 S. Green River Road, Evansville, Indiana 47715; 735 Main Street, Ferdinand, Indiana 47532; 555 Lincoln Trail Blvd., Radcliff, Kentucky 40160 or (ii) any future location or locations reasonably acceptable to Practice and shall permit Practice to use the Office. Any Office procured by Business Manager for use by Practice shall be procured at commercially reasonable rates.

          (b) In the event Practice is the lessee of the Office under a lease with an unrelated and nonaffiliated lessor, Practice shall assign such lease to Business Manager, and, in such event, Business Manager shall assume Practice's obligations thereunder from and after the date of such assignment. Practice shall use its best efforts to assist in obtaining the lessor's consent to the assignment. Upon request, Practice shall execute any instruments and shall take any acts that Business Manager deems necessary to accomplish the assignment of the lease. Any expenses incurred in effectuating the assignment shall be an Office Expense. Moreover, except as set forth on Schedule 1.45, all lease payments arising under such
                            -------------
     leases relating to an Office shall be Office Expenses irrespective of whether Business Manager assumes Practice's obligations thereunder or consent to such assumption is not obtained.

          (c) In a reasonably timely manner, Business Manager shall provide all nonmedical equipment, fixtures, office supplies, furniture and furnishings reasonably deemed necessary by Business Manager for the operation of the Office, for the provision of Medical Services and for the operation of the Non-Ophthalmic Business including all replacements and upgrades thereof at the discretion of Business Manager. Without limiting the foregoing, with respect to information systems, Practice acknowledges and agrees that Business Manager will have the discretion to determine the timing and extent of the upgrade and/or replacement of Practice's information systems from time to time during the Term.

          (d) Business Manager shall provide or cause to be provided (including financing arrangements with respect thereto) in a reasonably timely manner all medical equipment reasonably required by Practice.

          (e) Business Manager shall be responsible for all necessary repair and maintenance of the Office as an Office Expense, consistent with Business Manager's responsibilities under the terms of any lease or other use arrangement. Business Manager shall also be responsible for all necessary repair, maintenance and replacement of all equipment relating to the Office, except for any such repairs, maintenance and replacement necessitated by the negligence or willful misconduct of Practice, its Physicians or other personnel employed by Practice, in which event any such repair or replacement shall be a Practice Expense and not an Office Expense.

     4.2  Medical Supplies.  Business Manager shall order, procure, purchase
          ----------------
and provide on behalf of, and as agent for, Practice all necessary and reasonably desirable medical supplies and optical dispensary supplies and inventory unless otherwise prohibited by federal and/or state law, and shall appropriately respond to any reasonable inquiries or requests by Practice's Medical Director and Physicians for the need to order or repair such supplies. Business Manager shall ensure that the Office is adequately stocked at all times with medical supplies that are reasonably necessary or appropriate for the operation of Practice and required for the provision of Medical Services and optical dispensary supplies and inventory that are reasonably necessary or appropriate for the operation of the Non-Ophthalmic Business. The ultimate oversight, supervision and ownership of all medical supplies is and shall remain the sole responsibility of Practice. As used in this Section 4.2, the term "medical supplies" shall mean all drugs, pharmaceuticals, products, substances, items or devices whose purchase, possession, maintenance, administration, prescription or security requires the authorization or order of a licensed health care provider or requires a permit, registration, certification or other governmental authorization held by a licensed health care provider as specified under any federal and/or state law.

     4.3  Support Services.  Business Manager shall provide or arrange for
          ----------------
all printing, stationery, telephone, facsimile, office supplies, forms, postage, duplication or photocopying services, and other support services as are reasonably necessary or appropriate for the operation of the Office and the provision of Medical Services and the operation of the Non-Ophthalmic Business therein.

     4.4  Quality Assurance, Risk Management, and Utilization Review.
          ----------------------------------------------------------
Business Manager shall assist Practice in Practice's establishment and implementation of procedures to ensure the consistency, quality, appropriateness and medical necessity of Medical Services provided by Practice, and shall provide administrative support for Practice's overall quality assurance, risk management and utilization review programs. Business Manager shall use its commercially reasonable efforts to perform these tasks in a manner to ensure the confidentiality of, and the privileged status afforded to, these programs and procedures to the fullest extent allowable under state and federal law.

     4.5  Licenses and Permits.  Business Manager shall, on behalf of and in
          --------------------
the name of Practice, coordinate all development and planning processes, and assist in the application for, and use reasonable efforts to assist Practice in obtaining and maintaining, all federal, state and local licenses, certifications and regulatory permits required for, or in connection with, the operation of Practice, the equipment located at the Office, and any ambulatory surgical treatment center, laboratory and optical dispensary of Business Manager, other than those relating to the provision of Medical Services or the administration of drugs by Physicians.

     4.6  Personnel.  Except as specifically provided in Section 5.2(b)
          ---------
hereof, Business Manager shall, consistent with the Budget, employ or otherwise retain and shall be responsible for selecting, hiring, training, supervising and terminating, all nonphysician personnel as Business Manager reasonably deems necessary and appropriate for Business Manager's performance of its duties and obligations under this Management Services Agreement. Business Manager shall, to the extent practicable, consult with, and solicit the input of, Practice and Physician-Shareholder in connection with any such employment decisions. Moreover, Physician-Shareholder shall have the right to accept or reject any candidate proposed by Business Manager for the role of center administrator of Practice. Business Manager shall have sole responsibility for determining the salaries, providing employee benefits, and for withholding any sums for income tax, unemployment insurance, worker's compensation coverage, social security or any other withholding required by applicable law or governmental requirement.

     4.7  Contract Negotiations.  Business Manager shall advise Practice with
          ---------------------
respect to seek out and negotiate, either directly or on Practice's behalf, as appropriate, all contractual arrangements with third parties as are reasonably necessary and appropriate for Practice's provision of Medical Services and for Practice's operation of the Non-Ophthalmic Business, including, without limitation, Managed Care Contracts. Subject to the second to last sentence of this Section 4.7, Practice hereby constitutes and appoints Business Manager as Practice's agent for the purpose of negotiating and executing on behalf of Practice and its Physicians any Managed Care Contract approved by the Policy Board, as well as any modifications, extensions and renewals of such Managed Care Contracts. Practice also designates Business Manager as Practice's agent for the further purpose of giving and receiving notices required or permitted to be given and received under such Managed Care Contracts. Any notice received by Business Manager on behalf of Practice shall be transmitted to Practice as soon as practicable. Business Manager may engage such consultants as Business Manager deems necessary and appropriate to pursue and negotiate Managed Care Contracts for Practice, and Practice authorizes Business Manager to negotiate, for approval by the Policy Board, agreements for Subcontractor Costs. Notwithstanding the foregoing, upon approval of the Policy Board of any Managed Care Contract, Business Manager shall deliver a copy of such contract to Practice for its review and approval. Practice may accept or reject any Managed Care Contract by delivering written notice to Business Manager within ten (10) days of its receipt of such contract. Practice's failure to respond within such ten-day period shall be deemed an acceptance of the Managed Care Contract for all purposes.

     4.8  Billing and Collection.  On behalf of and for the account of
          ----------------------
Practice, Business Manager shall (i) establish and maintain credit, billing and collection policies and procedures, (ii) timely bill and collect all professional and other fees for all billable Medical Services provided by Practice, Physicians or Optometrists and for all goods and services sold or performed by Practice in connection with the Non-Ophthalmic Business, all for application solely in accordance with the Budget, and (iii) perform all cash management services on behalf of Practice which Business Manager shall deem commercially reasonable. Business Manager shall advise and consult with Practice regarding the fees for Medical Services and ancillary services provided by Practice; it being understood, however, that (x) Practice shall establish the fees to be charged for Medical Services and that Business Manager shall have no authority whatsoever with respect to the establishment of such fees and (y) no new ancillary services shall be provided in the Office without Practice Consent. In connection with the billing, collection and cash management services to be provided hereunder, and throughout the Term (and thereafter as provided in Section 7.3 hereof), Practice hereby grants to Business Manager an exclusive special power of attorney and appoints Business Manager as Practice's exclusive true and lawful agent and attorney-in-fact, and Business Manager hereby accepts such special power of attorney and appointment, for the following purposes:

          (a) To bill Practice's patients, in Practice's name and on Practice's behalf, for all billable Medical Services provided or arranged by Practice to patients and for all goods and services sold by Practice in connection with the Non-Ophthalmic Business, unless such billing would cause Practice to be in violation of the Stark Act, any state referral ban or any other applicable federal, state or local law or regulation;

          (b) To bill, in Practice's name and on Practice's behalf, all claims for payment, reimbursement or indemnification from Blue Cross/Blue Shield, insurance companies, Medicare, Medicaid and all other third-party payors or fiscal intermediaries for all covered billable Medical Services provided or arranged by Practice to patients and for all goods and services sold by Practice in connection with the Non-Ophthalmic Business, unless such billing would cause Practice to be in violation of the Stark Act, any state referral ban or any other applicable federal, state or local law or regulation;

          (c) Subject to applicable law, and excluding accounts receivable for Medicare and Medicaid services, to collect and receive, as the agent of Practice in Business Manager's name and for Business Manager's account, all accounts receivable of Practice purchased by Business Manager, including, without limitation, the Purchased Receivables (as defined in Section 6.5 hereof), and to deposit such collections in an account selected by Business Manager and maintained in Business Manager's name;

          (d) Subject to subparagraph (e) below, to collect and receive, in Practice's name and on Practice's behalf, all accounts receivable generated by such billings and claims for reimbursement that have not been purchased by Business Manager, and to administer such accounts at its reasonable discretion on Practice's behalf, which administration shall include, without limitation, (i) extending the time of payment of any such accounts for cash, credit or otherwise; (ii) with Practice Consent, discharging or releasing the obligors of any such accounts; (iii) with Practice Consent, suing, assigning or selling at a discount such accounts to collection agencies; or (iv) with Practice Consent, taking other measures to require the payment of any such accounts.

          (e) To collect all government program accounts receivable after such amounts have been received and deposited into an account maintained in Practice's name and over which Practice has sole control (the "Depository Account"). Once deposited in such accounts, Practice hereby authorizes the government program accounts receivable to be automatically swept into the Depository Account.

          (f) To deposit all amounts collected into the Depository Account which shall be in the name of Business Manager, but in which Business Manager shall account for such funds on a separate and distinct basis from any other funds deposited into such account by other Regional Practices; moreover, Practice shall retain all rights in and to such deposited funds irrespective of their deposit into the Depository Account. The parties hereto acknowledge and agree that Business Manager is performing cash management services on behalf of Practice by collecting all such amounts in the Depository Account and making any distributions, withdrawals and payments therefrom as required in this Management Services Agreement. The parties further acknowledge and agree that in performing such services for Practice, Business Manager is acting as Practice's agent pursuant to the power of attorney set forth in this Section 4.8, and, except as expressly provided herein, all rights to such funds shall remain with Practice. Practice covenants to transfer and deliver to Business Manager for deposit into Depository Account, or covenants that Practice itself will make such deposit of, all funds received by Practice from patients or third party payors for Medical Services provided on or after the Effective Date and for goods and services sold by Practice in connection with the Non-Ophthalmic Business after the Effective Date. Upon receipt by Business Manager of any funds from patients or third party payors or from Practice pursuant hereto for Medical Services provided on or after the Effective Date or for goods and services sold by Practice in connection with the Non-Ophthalmic Business after the Effective Date, Business Manager shall deposit same into the Depository Account as soon as commercially practicable. In the manner set forth in Section 4.9 hereof, Business Manager shall disburse such deposited funds to creditors and other persons on behalf of Practice, maintaining records of such receipt and disbursement of funds.

          (g) To take possession of, and endorse in the name of Practice, solely for deposit into the Depository Account, any notes, checks, money orders, insurance payments and any other instruments received as payment for Medical Services, ancillary services and for all goods and services sold by Practice in connection with the Non-Ophthalmic Business.

          (h) To sign checks, drafts, bank notes or other instruments on behalf of Practice, and to make withdrawals from the Depository Account for payments specified in this Management Services Agreement or as requested from time to time by Practice.

Throughout the Term (and as provided in Section 7.3 hereof), Practice hereby grants to Business Manager an exclusive special power of attorney for the purposes stated herein and appoints Business Manager as Practice's exclusive true and lawful agent and attorney-in-fact, and Business Manager hereby accepts such special power of attorney and appointment, to deposit into the Depository Account as and when received all funds, fees and revenues generated from Practice's provision of Medical Services and ancillary services on or after the Effective Date and collected by Business Manager and for all goods and services sold by Practice in connection with the Non-Ophthalmic Business on or after the Effective Date and collected by the Business Manager, and to make withdrawals from Depository Account solely for payments specified in this Management Services Agreement, including any Preexisting Obligation Payments directly affecting property used in or relating to the Office, and/or as requested from time to time by Practice. Upon request of Business Manager, Practice shall execute and deliver to the financial institution where the Depository Account is maintained, such additional documents or instruments as may be necessary to evidence or effect the special and limited power of attorney granted to Business Manager by Practice pursuant to this Section 4.8. The special and limited power of attorney granted herein shall be coupled with an interest and shall be irrevocable during the term hereof, except with Business Manager Consent. The irrevocable power of attorney shall expire on the later of the termination of this Management Services Agreement, the collection, sale or release of all accounts receivable purchased by Business Manager, and the payment of all Management Fees due to Business Manager as of such date pursuant to Section 6.2 hereof. If Business Manager assigns this Management Services Agreement in accordance with its terms, then Practice shall execute a power of attorney in favor of the assignee and in the form of Exhibit 4.8 attached hereto.
                                         -----------

     4.9  Priority of Payments.  As of the Effective Date, all revenue of
          --------------------
Practice derived from Medical Services and ancillary services provided on and after the Effective Date and from sales of all goods or services sold by Practice in connection with the Non-Ophthalmic Business on or after the Effective Date (collectively, "Post-Effective Date Revenues") shall be deposited into the Depository Account (or, in the alternative, identified or segregated in such a manner as to permit the Post-Effective Date Revenues to be deposited into the Depository Account when and as directed by Business Manager) for distribution in accordance with this Section 4.9. From and after the Effective Date, each month Business Manager shall apply, or retain on behalf of Practice, funds that are in the Depository Account in the following order of priority:

          (a) to Business Manager, in satisfaction of Office Expense, except the Management Fee;

          (b) as directed by Practice, in satisfaction of Monthly Practice Expense; and

          (c) to Business Manager, in satisfaction of the Management Fee.

     4.10  Fiscal Matters.
            --------------

          (a)  Annual Budget.
               -------------

               (i) Initial Budget. The initial Budget shall be agreed upon by the parties before the execution of this Management Services Agreement and shall be attached hereto and made a part hereof.

               (ii) Process for Succeeding Budgets. Annually and at least forty-five (45) days prior to the commencement of each fiscal year of Business Manager, Business Manager, in consultation with the Policy Board, shall prepare and deliver to Practice for its approval a proposed Budget, setting forth an estimate of Practice's revenues and expenses for the upcoming fiscal year (including, without limitation, the Non-Ophthalmic Business Budgeted Practice Expense, the Principal Services Budgeted Practice Expense, the Non-Ophthalmic Business Monthly Fee and the Principal Services Monthly Fee). Practice shall review the proposed Budget and either approve the proposed Budget or request any changes within fifteen (15) days after receiving the proposed Budget. The Budget shall be adopted upon mutual agreement of Business Manager and Practice after reasonable review and comment and may be revised or modified only in consultation with Business Manager. Once approved by both Business Manager and Practice, each succeeding Budget shall be attached hereto and made a part hereof.

               (iii)  Deadlock.  In the event the parties are unable to agree on
                      --------
     a Budget by the beginning of the fiscal year (a "Deadlock"), then until an agreement is reached, the Budget for the prior year shall be deemed to be adopted as the Budget for the current year. Notwithstanding the foregoing, the Policy Board, in its judgment, may impose reductions on a consistent basis to each of Principal Services Budgeted Practice Expense and the Principal Services Monthly Fee in the event that the Policy Board makes a determination that general economic conditions and/or regulatory developments adversely affecting the Medical Services provided by Practice render the present levels of the Principal Services Budgeted Practice Expense and the Principal Services Monthly Fee impractical. For purposes of illustration only, and without limitation, such general economic conditions and/or regulatory developments could include proposed or actual cuts in Medicare/Medicaid reimbursement for procedures that are a material component of the Medical Services performed by Practice. Following resolution of any Deadlock, Principal Services Budgeted Practice Expense and the Principal Services Monthly Fee (and the corresponding Principal Services Monthly Practice Expense and Principal Services Management Fee as calculated in Article VI hereof) shall be recomputed retroactive to the beginning of the fiscal year based upon the parameters agreed to in the new Budget, and appropriate adjustments in payments owing to Practice and/or Business Manager, as the case may be, resulting from such recomputation shall be made promptly. Notwithstanding the foregoing, if after six months the parties are still unable to agree on a Budget, then the dispute shall be submitted to arbitration in accordance with Section 8.6 hereof. Until the arbitrator renders a judgment or the dispute is otherwise resolved, the adjustments described in this Section 4.10(a)(iii) shall continue to apply. Notwithstanding anything to the contrary contained herein, nothing in this
     Section 4.10(a)(iii) shall affect the payment of Office Expense, which shall be paid in full in accordance with the provisions of this Agreement. For purposes of Section 4.10(iii) and (iv), "Budgeted Practice Expense" and "Monthly Fee" shall refer to either Principal Services or the Non-Ophthalmic Business.

               (iv) Modifications to Budget. The Budget may be modified at any time by mutual agreement of Practice and Business Manager, which modifications may include, without limitation, modifications to the Principal Services Monthly Fee and Principal Services Budgeted Practice Expense in the event that additional Physicians or Optometrists become affiliated with Practice during the calendar year.

          (b)   Accounting and Financial Records.  Business Manager shall
                --------------------------------
establish and administer adequate accounting procedures, controls and systems for the development, preparation and safekeeping of administrative and financial records in connection with the performance of its duties and responsibilities hereunder, all of which shall be prepared and maintained in accordance with GAAP and applicable laws and regulations. Business Manager shall provide Practice with the following:

               (i) Monthly Reports. As soon as practicable, and in any event no later than fifteen (15) days after the end of each calendar month, Business Manager shall furnish to Practice a monthly statement reflecting the computation for the Non-Ophthalmic Business Monthly Practice Expense, Principal Services Monthly Practice Expense, the Non-Ophthalmic Business Management Fee and the Principal Services Management Fee. Within forty-five (45) days after the end of each month, Business Manager shall provide Practice with a monthly statement reflecting the accounting activity for Practice prepared in accordance with GAAP.

               (ii) Annual Financial Statements. As soon as practicable, and in any event no later than one hundred twenty (120) days after the end of each calendar year, Business Manager shall furnish to Practice audited financial statements of Business Manager, consisting of a balance sheet and related statements of income, changes in members' equity and cash flow, all of which (taken as a whole) shall reflect the financial status of Business Manager as of the end of such calendar year, and shall be prepared in accordance with GAAP consistently applied.

          (c)  Review of Fiscal Matters.  A Representative of Practice shall
               ------------------------
     have the right to review all fiscal matters related to the operation of Practice, including, without limitation, all billings, collections and expenditures, but Practice shall not have the power to prohibit or invalidate any expenditure that is consistent with the Budget.

          (d)  Tax Matters.  Business Manager and Practice acknowledge and
               -----------
     agree that, to the extent that any of the services to be provided by Business Manager hereunder may be subject to any state sales and use taxes, Business Manager may have a legal obligation to collect such taxes from Practice and to remit same to the appropriate tax collection authorities. Practice agrees to pay, in addition to the payment of the Management Fee and as an Office Expense, the applicable state sales and use taxes in respect of the portion of the Management Fees attributable to such services. In the event that the services provided hereunder by Business Manager are ever subject to any sales or use tax, then the parties agree to negotiate in good faith a new service arrangement or basis for compensation for the services furnished pursuant to this Management Services Agreement that eliminates or reduces any potential tax and approximates as closely as possible the economic position of the parties prior to the change; provided, however, that nothing in this Section 4.10(d) shall be construed as tax avoidance and the parties hereto shall only be obligated to negotiate new arrangements which are in conformance with law and which would not subject either party to any risk of civil penalty or criminal prosecution.

     4.11  Reports and Records.
           -------------------

          (a)  Medical Records.  Business Manager shall advise and assist
               ---------------
     Practice as to the establishment, monitoring and maintenance of procedures and policies for the timely creation, preparation, filing and retrieval of all medical records generated by Practice in connection with Practice's provision of Medical Services; and, subject to applicable law, shall ensure that medical records are promptly available to Physicians and any other appropriate persons. All such medical records shall be retained and maintained in accordance with all applicable state and federal laws. All medical records are, and will remain, the property and Confidential Information of Practice and its patients.

          (b)  Other Reports and Records.  Business Manager shall create,
               -------------------------
     prepare and file such additional reports and records as are reasonably necessary or appropriate for Practice's provision of Medical Services, and shall be prepared to analyze and interpret such reports and records upon the request of Practice.

     4.12  Recruitment of Physicians and Optometrists.  Upon Practice's
           ------------------------------------------
request, Business Manager shall perform all administrative services reasonably necessary or appropriate to recruit potential Physicians and Optometrists to become employees of Practice. Business Manager shall provide Practice with model agreements to document Practice's employment, retention or other service arrangements with such individuals. It is and will remain the sole and complete responsibility of Practice to interview, select, contract with, supervise, control and terminate all Physicians and Optometrists performing Medical Services or other professional services, and Business Manager shall have no authority whatsoever with respect to such activities.

     4.13  Confidential and Proprietary Information.
           ----------------------------------------

          (a) Business Manager will not disclose any Confidential Information of Practice to other persons without Practice Consent. Business Manager will not, directly or indirectly, use such Confidential Information in a manner detrimental to Practice, and Business Manager will keep such Confidential Information confidential and will ensure that its affiliates and advisors who have access to such Confidential Information comply with these nondisclosure obligations. Notwithstanding the foregoing, Business Manager may disclose Confidential Information to those of its Representatives who need to know Confidential Information for the purposes of this Management Services Agreement, it being understood and agreed to by Business Manager that such Representatives will be informed of the confidential nature of the Confidential Information, will agree to be bound by this Section 4.13, and will be directed by Business Manager not to disclose to any other person any Confidential Information. Business Manager shall be responsible for any breach of this Section 4.13 by its affiliates, advisors or Representatives. If Business Manager is required (by interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar legal processes) to disclose or produce any Confidential Information furnished in the course of its dealings with Practice or its affiliates, advisors or Representatives, Business Manager will (i) provide Practice with prompt prior notice thereof and copies, if possible, and, if not, a description, of the request and the Confidential Information requested or required to be produced so that Practice may seek an appropriate protective order or other protections to enforce the provisions of this Section 4.13, or, alternatively, waive compliance with the provisions of this Section 4.13, and (ii) consult with Practice as to whether Practice should attempt to resist or narrow such request. If Business Manager is compelled to disclose or produce Confidential Information concerning Practice or, in the alternative, be liable for contempt or suffer other censure or penalty, Business Manager may disclose or produce such Confidential Information without liability hereunder; provided, however, that Business Manager shall give Practice written notice of the Confidential Information to be so disclosed or produced, and a copy of the request therefor, as far in advance of its disclosure or production as is reasonably practicable and shall use its commercially reasonable efforts to obtain, to the greatest extent practicable, an order or other reliable assurance that confidential treatment will be accorded to such Confidential Information so required to be disclosed or produced.

          (b) Notwithstanding clause (a) above, Business Manager may share, subject to the restrictions of this Section 4.13(b), with other professional corporations, associations, medical practices or health care delivery entities, the statistics of Practice, including utilization review data, quality assurance data, cost data, outcomes data or other Practice data. Business Manager may disclose such statistics to other medical groups with whom Business Manager has a management relationship, to managed care providers or other third party payors for the purpose of obtaining or maintaining third party payor contracts, or to financial analysts and underwriters. In addition, Business Manager may disclose all Practice-related information necessary or desirable in connection with any public or private offering of any security of Business Manager, but no such data will disclose or divulge patient identifying information.

     4.14  Business Manager's Insurance.
           ----------------------------

          (a)  Business Manager's Insurance.  Throughout the Term, Business
               ----------------------------
     Manager shall, as an Office Expense, obtain and maintain with commercial carriers, through self-insurance or some combination thereof and in a manner consistent with good business practice, appropriate workers' compensation coverage for Business Manager's employed personnel provided to Practice pursuant to this Management Services Agreement, and professional, casualty and comprehensive general and vicarious liability insurance covering Business Manager, the Office, Business Manager's personnel and all of Business Manager's equipment in such amounts, on such basis and upon such terms and conditions as Business Manager deems appropriate. Upon the request of Practice, Business Manager shall provide Practice with a certificate evidencing such insurance coverage and Business Manager shall use commercially reasonable efforts to list Practice as an additional insured. Business Manager may carry, as an Office Expense, some form of business interruption insurance in amounts determined reasonable and sufficient by Business Manager, listing Practice as the insured. Business Manager may also, in its reasonable discretion, carry key person life and disability insurance on any Physician in amounts determined reasonable and sufficient by Business Manager, the expense of which shall be (i) a Business Manager Expense if Business Manager is the beneficiary or, (ii) with Practice Consent, an Office Expense if Practice is the beneficiary. The cost of any insurance procured by Business Manager pursuant to this
     Section 4.14(a) shall be an Office Expense only to the extent it relates to Practice, the Office or Business Manager's performance of its duties pursuant to the terms and conditions of this Management Services Agreement.

          (b)  Professional and General Liability Insurance of Practice.
               --------------------------------------------------------
     Business Manager shall obtain and maintain, on behalf of Practice and as an Office Expense, professional and comprehensive general liability insurance covering Practice and each of Physicians and Optometrists. The comprehensive general liability coverage shall be in the minimum amount of One Million dollars ($1,000,000) for each occurrence and Two Million dollars ($2,000,000) annual aggregate; and professional liability coverage shall be in the minimum amount of One Hundred Thousand dollars ($100,000) for each occurrence and Three Hundred Thousand dollars ($300,000) annual aggregate, or any other higher minimum coverage requirements established by law. The insurance policy or policies shall provide for at least (30) days' advance written notice to Business Manager and Practice from the insurer as to any alteration of coverage, cancellation or proposed cancellation for any cause. Business Manager shall cause to be issued to Practice a certificate of such insurer or insurers reflecting such coverage and either party hereunder shall provide written notice to the other party promptly upon receipt of any notice canceling or proposing to cancel the insurance coverage of Practice, or any Physician or Optometrist for any reason. Upon the termination of this Management Services Agreement for any reason, Practice shall obtain and maintain as a Practice Expense "tail" professional liability coverage, in the amounts specified in this Section 4.14(b) for an extended reporting period of ten years, and Practice shall be responsible for paying all premiums for "tail" insurance coverage.

          (c)  Health Insurance.  Business Manager shall, to the extent such
               ----------------
     coverage `is available from Business Manager's current insurance carrier, make available to, and accessible by, Physicians and Optometrists health benefits under any health benefit program maintained by Business Manager. If any Physician or Optometrist elects such coverage, subject to Section 1.34(b), the cost of such coverage shall be deemed an Office Expense for any Physician-Employee or Optometrist, and a Practice Expense for any Physician-Shareholder.

     4.15  No Warranty.  Practice acknowledges that Business Manager has not
           -----------
made and will not make any express or implied warranties or representations that the services provided by Business Manager will result in any particular amount or level of revenue or income to Practice.

     4.16  Acquisition of Dr. Bizer's VisionWorld.  During the Term, Business
           --------------------------------------
Manager hereby agrees that it will not, without Practice Consent, enter into any acquisition, merger, consolidation or affiliation similar in nature to Business Manager's affiliation with Practice with Dr. Bizer's VisionWorld ("VisionWorld") in the Louisville metropolitan area. The parties acknowledge and agree that the foregoing covenant of Business Manager is unique and exclusive to VisionWorld and shall not be interpreted as applying to any other physician, optometrist, person, practice or other type of business in the Louisville metropolitan area. The parties hereto further acknowledge and agree that Business Manager is a physician practice management company in the business of affiliating with and managing physician and optometric practices and, therefore, Business Manager shall have the sole discretion to affiliate with and/or manage any physician, optometrist, person, practice or other type of business as it deems fit.

     4.17  Practice Development.  Business Manager shall assist Practice in
           --------------------
its practice development and efficiency. Practice and Physician-Shareholder believe that they have the capacity to perform substantially more surgeries than are presently being done. Business Manager shall develop and implement marketing and practice development strategies with the intent of increasing the number of surgeries performed by Practice and Physician-Shareholder.

     4.18  Acquisitions and Affiliations.  Business Manager shall actively
           -----------------------------
pursue physician and optometric affiliations and acquisitions, all in conjunction with market strategies which are appropriate in NovaMed's reasonable discretion, with the intent of increasing the number of Practice's and Physician-Shareholder's patients and the number of surgeries performed by Practice and Physician-Shareholder.

     4.19  Access to Personnel.  Practice shall have reasonable access to T.
           -------------------
Trent Roark for assistance with practice development and efficiency, Robert G. Goettling for assistance with optometric affiliations, Thomas J. Chirillo for assistance with physician affiliations, and James A. Brocato for assistance with managed care contracts, or, in lieu of any of the aforementioned individuals, any replacements, successors or other similarly qualified individuals.

     4.20  Funding.  Business Manager shall provide sufficient funds to allow
            -------
the purchase of equipment and to provide sufficient working capital for the efficient operation of the Practice in accordance with the terms and conditions of this Management Services Agreement.

     4.21  Allocation of Expenses.  To the extent not addressed in the
           ----------------------
Budget, Practice and Business Manager shall mutually agree upon the reasonable allocation of expenses between the operation of Practice and the operation of the ambulatory surgery center. In addition, to the extent not addressed in the Budget, Practice and Business Manager shall agree upon the reasonable allocation of any expenses between the operation of Practice and the operation of any other practices that Business Manager is the business manager thereof.

     4.22  Reasonable Best Efforts.  Business Manager shall use its
           -----------------------
reasonable best efforts in performing its duties hereunder.


                                   ARTICLE V
                    COVENANTS AND RESPONSIBILITY OF PRACTICE

     5.1  Organization and Operation.  Practice, as a continuing condition of
          --------------------------
Business Manager's obligations under this Management Services Agreement, shall at all times during the Term be and remain legally organized and operated to provide Medical Services in a manner consistent with all state and federal laws.

          (a)  Employment of Physicians.
               ------------------------

               (i) Practice shall operate and maintain within the Practice Territory a full-time practice of medicine specializing in the provision of Medical Services, and shall maintain and enforce employment agreements in the form of Exhibit 5.1 (the "Employment
                                               -----------
          Agreements") with Physician-Shareholders, including, without limitation, the initial Physician-Shareholders identified in Exhibit
                                                                       -------
          5.1A.  Practice shall not amend the Employment Agreements in any
          ----
          material manner or waive any material rights of Practice thereunder without the prior written approval of Business Manager. Recognizing that Business Manager would not have entered into this Management Services Agreement but for Practice's covenant to maintain Employment Agreements with Physician-Shareholders, and subject to subparagraph
          (ii) below, Practice shall pay to Business Manager, in addition to the Management Fee, any damages, compensation, payment or settlement received by Practice from a Physician who terminates his or her Employment Agreement without Physician Cause (as defined in the Employment Agreement) or whose Employment Agreement is terminated by Practice for Practice Cause (as defined in the Employment Agreement) or for any other material breaches of the Employment Agreements (such damages being collectively referred to herein as the "Business Manager Damages").

               (ii) Notwithstanding the provisions of Section 5.1(a)(i) above, or any other provision to the contrary contained herein, Practice shall have a period of not less than forty-five (45) days following the occurrence of any event described in Section 5.1(a)(i) above that entitles Business Manager to receive Business Manager Damages to take such actions to cure the breach of any Employment Agreement by a Physician-Shareholder (which actions to cure may, without limitation, include retention of additional Physicians to replace the levels of revenue and income previously generated by the Physician causing such breach); provided, however, that the determination of whether or not such breach has been cured shall be made by Business Manager in its good faith discretion, and provided further, that Practice shall in no event be permitted to cure any breach that results from a breach by a Physician-Shareholder of any non-competition provision contained in any Employment Agreement. Without limiting the rights of Business Manager set forth herein, and notwithstanding the fact that Business Manager is entitled in limited circumstances to certain damages from Practice which arise from breaches of an Employment Agreement with any Physician-Shareholder, NovaMed shall not be construed as being a third party beneficiary to the Employment Agreement.

          (b)  Corporate Governance.  Throughout the Term of this Management
               --------------------
     Services Agreement, Practice shall maintain and enforce written Buy-Sell Agreements with Physician-Shareholders specified in Exhibit 5.1A, and shall
                                                         ------------
     cause all new shareholders of Practice to execute such agreements prior to becoming a shareholder in Practice. Within ninety (90) days following the Original Date, the Physician-Shareholder shall execute a new Buy-Sell Agreement which addresses the concepts set forth on Exhibit 5.1B to the
                                                         ------------
     satisfaction of Business Manager, Practice and each of their respective counsel. Practice will also maintain its articles of incorporation and by-laws in accordance with applicable law, including, without limitation, any laws governing the transferability of shares from disqualified shareholders to qualified shareholders. Throughout the Term of this Management Services Agreement, Practice shall not, without the prior written consent of Business Manager, amend such documents or waive any rights thereunder in any manner.

     5.2  Practice Personnel.
          ------------------

          (a)  Physician Personnel and Optometrists.  Practice shall retain
               ------------------------------------
     the number of Physicians and Optometrists as is reasonably necessary and appropriate in the sole discretion of Practice for the provision of Medical Services. Each Physician shall hold and maintain a valid and unrestricted license to practice medicine in the state of Indiana, shall be certified by the American Board of Ophthalmology, and shall be competent, in the reasonable opinion of Practice, in the practice of ophthalmology. Each Optometrist shall hold and maintain a valid and unrestricted license to practice optometry in the state of Indiana, and shall be competent, in the reasonable opinion of Practice, in such practice. Practice shall enter into and maintain with each such retained Physician and Optometrist a written employment agreement substantially in the form of either Exhibit
                                                                      -------
     5.1 for
     ---

     Physician-Shareholders or Exhibit 5.2A for any Physician-Employees not
     ------------
     employed by Practice as of the Original Date. Practice will neither commit nor permit to remain outstanding any breach of such employment agreement that would allow any Physician or Optometrist to terminate for cause. Regardless of whether the compensation is a Practice Expense or Office Expense, Practice shall be responsible for paying the compensation and benefits, as applicable, for all Physicians, Optometrists, and any other physician personnel or other contracted or affiliated physicians, and for withholding any sums for income tax, unemployment insurance, social security or any other withholding required by applicable law. If requested, Business Manager shall, on behalf and at the direction of Practice, administer the compensation with respect to such individuals in accordance with the written agreement between Practice and each Physician or Optometrist. Business Manager shall neither control nor direct any Physician or Optometrist in the performance of Medical Services for patients.

          (b)  Nonphysician Personnel.  Business Manager shall retain all
               ----------------------
     nonphysician personnel necessary for the operation of Practice and such nonphysician personnel shall be under Business Manager's control, supervision and direction in the performance of their duties, except for
     (i) Designated Allied Health Professionals, who shall perform their duties under the supervision and control of Practice's Medical Director, consistent with the requirements necessary to meet the "incident to" provisions of the Medicare program, and (ii) opticians and others providing services in Practice's Non-Ophthalmic Business, who shall perform their duties under the supervision and control of Physicians and Optometrists. Business Manager shall consult with, solicit the input of, and reasonably cooperate with, Medical Director of Practice in the hiring and scheduling of Designated Allied Health Professionals.

     5.3  Professional Standards.  As a continuing condition of Business
          ----------------------
Manager's obligations hereunder, each Physician, Optometrist and any other physician personnel retained by Practice to provide Medical Services must comply with, be controlled and governed by, and otherwise provide Medical Services in accordance with, all applicable federal, State and municipal laws, rules, regulations, ordinances and orders, and the ethical standards and standards of care of the medical community wherein the principal office of each Physician or Optometrist is located. In addition, each Physician and any other physician personnel retained by Practice to provide Medical Services must obtain and retain appropriate admitting privileges at local area hospitals or health care facilities which are reasonably adequate for Physician to perform Medical Services. Procurement of temporary staff privileges pending the completion of the medical staff approval process shall satisfy this provision, provided Physician actively pursues full admitting privileges and actually receives full admitting privileges within a reasonable time.

     5.4  Medical Services.  Practice shall use reasonable efforts to ensure
          ----------------
that Physicians and Optometrists are available to provide Medical Services to patients. In the event that Physicians or Optometrists are not available to provide the relevant Medical Services coverage, Practice shall engage and retain locum tenens coverage. Physicians and Optometrists retained on a locum tenens basis shall meet all of the requirements of Section 5.3 hereof. The cost of providing locum tenens coverage for any Optometrists and Physician-Employees shall be an Office Expense, and the cost of providing locum tenens coverage for any Physician-Shareholder shall be a Practice Expense. With the assistance of Business Manager, the Medical Director of Practice shall be responsible for scheduling the relevant coverage of all medical and eye-related procedures. Practice shall use its best efforts to develop and promote Practice.

     5.5  Peer Review/Quality Assurance.  Practice shall adopt a peer
          -----------------------------
review/quality assurance program to monitor and evaluate the quality and cost-effectiveness of Medical Services provided by Physicians and Optometrists of Practice. Upon request of Practice, Business Manager shall provide administrative assistance to Practice in performing its peer review/quality assurance activities, but only if such assistance can be provided in a manner consistent with maintaining the confidentiality and privileged status of the processes and actions of the peer review/quality assurance process of Practice.

     5.6  Confidential and Proprietary Information.  Practice will not
          ----------------------------------------
disclose any Confidential Information of Business Manager without Business Manager's express written authorization. Such Confidential Information will not be used in any way directly or indirectly detrimental to Business Manager, and Practice will keep such Confidential Information confidential and will ensure that its affiliates and advisors who have access to such Confidential Information comply with these nondisclosure obligations. Notwithstanding the foregoing, Practice may disclose Confidential Information to those of its Representatives who need to know Confidential Information for the purposes of this Management Services Agreement, it being understood and agreed to by Practice that such Representatives will be informed of the confidential nature of the Confidential Information, will agree to be bound by this Section 5.6, and will be directed by Practice not to disclose to any other person any Confidential Information. Practice shall be responsible for any breach of this
Section 5.6 by its affiliates, advisors or Representatives. If Practice is required (by interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes) to disclose or produce any Confidential Information furnished in the course of its dealings with Business Manager or its affiliates, advisors or Representatives, Practice will (i) provide Business Manager with prompt prior notice thereof and copies, if possible, and, if not, a description, of the request and the Confidential Information requested or required to be produced so that Business Manager may seek an appropriate protective order or other protections to enforce the provisions of this Section 5.6, or, alternatively, waive compliance with the provisions of this Section 5.6 and (ii) consult with Business Manager as to the advisability of Business Manager's taking of legally available steps to resist or narrow such request. Practice further agrees that if, in the absence of a protective order or the receipt of a waiver hereunder, Practice is nonetheless, in the written opinion of its legal counsel, compelled to disclose or produce Confidential Information concerning Business Manager to any tribunal or to stand liable for contempt or suffer other censure or penalty, Practice may disclose or produce such Confidential Information to such tribunal legally authorized to request and receive such Confidential Information without liability hereunder; provided, however, that Practice shall give Business Manager written notice of the Confidential Information to be so disclosed or produced, and a copy of the request therefor, as far in advance of its disclosure or production as is practicable and shall use its best efforts to obtain, to the greatest extent practicable, an order or other reliable assurance that confidential treatment will be accorded to such Confidential Information so required to be disclosed or produced.

     5.7  Noncompetition.  Practice hereby recognizes and acknowledges that
          --------------
Business Manager will incur substantial costs in providing the equipment, support services, personnel, management, administration, and other items and services that are the subject matter of this Management Services Agreement and that in the process of providing services under this Management Services Agreement, Practice will be privy to financial and Confidential Information of Business Manager and other Regional Practices, to which Practice would not otherwise be exposed. The parties also recognize that the services to be provided by Business Manager will be feasible only if Practice operates an active practice to which Physicians associated with Practice devote their full professional time and attention. Practice agrees and acknowledges that the noncompetition covenants described hereunder are necessary for the protection of Business Manager, and that Business Manager would not have entered into this Management Services Agreement without the following covenants:

          (a) During the Term of this Management Services Agreement and except for the performance of Medical Services and ancillary services at the Office as contemplated by this Management Services Agreement or as expressly agreed to by Business Manager in writing, Practice shall not establish, operate or provide Medical Services at a medical office, clinic or other health care facility anywhere. During the Term of this Management Services Agreement and except for the operation of the Non-Ophthalmic Business at Offices contemplated by, or subject to, this Management Services Agreement or as expressly agreed to by Business Manager in writing, Practice shall not establish, operate or engage in a Non-Ophthalmic Business at a medical office, clinic or other health care facility.

          (b) Except as specifically agreed to by Business Manager in writing, Practice commits and agrees that during the Term of this Management Services Agreement and for a period of five (5) years from the termination date of this Management Services Agreement, except in the event Practice terminates this Management Services Agreement for cause pursuant to Section 7.2(b) hereof (in which event this Section 5.7 shall not apply), Practice shall not directly or indirectly own (excluding ownership of less five percent (5%) of the equity of any publicly traded entity), manage, operate, control, or otherwise be associated with, lend funds to, lend its name to, or maintain any interest whatsoever in any enterprise (i) having to do with the provision, distribution, promotion or advertising of any type of management or administrative services or products to third parties in competition with Business Manager; and/or (ii) offering any type of service or product in the Practice Territory to third parties similar to those offered by Business Manager to Practice. Notwithstanding the above restriction, nothing herein shall prohibit Practice or any of its holders from providing management and administrative services to its or their own medical practices after the termination of this Management Services Agreement.

          (c) The written Employment Agreements described in Section 5.1 hereof shall contain covenants of Physician-Shareholder whereby they agree not to compete with Practice within the Practice Territory for one (1) year after termination of the employment agreement, except in the event Physician terminates such agreement for Physician Cause or certain buyout rights are exercised.

          (d) With respect to Physician-Employees employed by Practice as of the Original Date, Practice shall enforce the current written agreements with Physician Employees and Optometrists. With respect to any Physician Employees commencing employment with Practice from and after the Original Date, Practice shall enforce formal written agreements with Physician Employees and Optometrists in the form of Exhibit 5.2A, pursuant to which
                                               ------------
     the employees agree not to compete with Practice with the Practice Territory for one (1) year after termination of the Employment Agreement, except in the event Physician terminates such agreement for Physician Cause.

          (e)  Practice understands and acknowledges that the provisions in
     Section 5.6 hereof and this Section 5.7 are designed to preserve the goodwill of Business Manager and the goodwill of the individual Physicians and Optometrists of Practice. Accordingly, if Practice breaches any obligation of Section 5.6 hereof or this Section 5.7, in addition to any other remedies available under this Management Services Agreement at law or in equity, Business Manager shall be entitled to enforce this Management Services Agreement by injunctive relief and by specific performance of the Management Services Agreement, such relief to be without the necessity of posting a bond, cash or otherwise. Additionally, nothing in this paragraph shall limit Business Manager's right to recover any other damages to which it is entitled as a result of Practice's breach. If any provision of the covenants herein is held by a court of competent jurisdiction to be unenforceable due to an excessive time period, geographic area or restricted activity, the covenant shall be reformed to comply with such time period, geographic area or restricted activity that would be held enforceable.

     5.8  Names, Trademark.  Practice represents and warrants that Practice
          ----------------
conducts its professional practice under the name of, and only under the name of "American Eye Institute," that such name is the name of Practice under state law, and that Practice is the licensee of such name under the Contribution and Exchange Agreement. Business Manager hereby grants to Practice a paid-up, non-transferrable license to use, during the term of this Management Services Agreeement, the names of the optometric practices listed in Schedule 5.8.
                                                            ------------
Practice represents and warrants that, subject to the foregoing license, Practice is legally entitled to conducts its professional practice or its Non-Ophthalmic Business under the names listed in Schedule 5.8 hereof and that
                                              ------------
Practice is legally allowed to use and practice under such names under state law. Practice covenants and promises that, without the prior written consent of Business Manager, Practice will not:

          (a) take any action or omit to take any action that would result in the change or loss of any of the foregoing described names;

          (b) license, sell, give or otherwise transfer the names, or the right to use the names, to any medical practice, physician, professional corporation or any other entity; or

          (c) cease conducting the professional practice of Practice under any of the names.

     5.9  Medical Advisory Board.  The Operating Board of Business Manager has
          ----------------------
appointed a medical advisory board (the "Medical Advisory Board") to provide a general forum for review and analysis of medical and clinical issues affecting the Regional Practices and all other medical practices with which Business Manager has entered into a Management Services Agreement or similar agreement. The Medical Advisory Board consists of at least three Doctors of Ophthalmology, one of whom is designated as the "Medical Director," and may include, at the discretion of the Operating Board of Business Manager, one or more Doctors of Optometry, Registered Nurses or other health care professionals. The Vice President Clinical Operations of Business Manager, and/or such other designee as Business Manager shall select, attends meetings of the Medical Advisory Board on a consulting basis. Members of the Medical Advisory Board serve for one-year terms and are appointed or re-appointed for such term during the first meeting of the Operating Board of Business Manager held for each calendar year. The Operating Board of Business Manager may name additional members, remove any member, or fill any vacancy created by the resignation, death or disability of any member, of the Medical Advisory Board during any duly called meeting of such Operating Board. Notwithstanding anything to the contrary contained herein, the Medical Advisory Board will serve in a solely advisory capacity and the ultimate authority over medical decisions affecting Practice shall reside with Practice's Physician-Shareholders.

     5.10  Indemnification of Business Manager.  Practice shall hold Business
           -----------------------------------
Manager, its Affiliates, Representatives, successors and assigns and each of them harmless from and against any and all losses, damages, fines, costs, claims, judgments, proceedings, expenses or liabilities (including, without limitation, reasonable attorneys' fees, paralegal fees, and costs and expenses thereof) arising out of, or attributable to, or which result from any claim of a third party with respect to, (a) the operation of the Dispensary Business or the performance of Medical Services (including, without limitation, malpractice claims) or the performance of any intentional acts, or gross negligent acts or omissions by Practice and/or its members, employees and/or independent contractors (other than Business Manager) and (b) any miscoding or other error in medical service or optical dispensary documentation by Practice or its Physicians or Optometrists resulting in false or inaccurate billings.

     5.11  Indemnification of Practice.  Business Manager shall hold Practice,
           ---------------------------
its Affiliates, Representatives, successors and assigns and each of them harmless from and against any and all losses, damages, fines, costs, claims, judgments, proceedings, expenses or liabilities (including, without limitation, reasonable attorneys' fees, paralegal fees, and costs and expenses thereof) arising out of, or attributable to, or which result from, any claim of a third party with respect to, (a) the performance of Management Services or the performance of any intentional acts, or gross negligent acts or omissions by Business Manager and/or its shareholders, officers, employees and/or independent contractors (other than Practice), and
(b) any miscoding or other error in medical service documentation by Business Manager or its employees resulting in false or inaccurate billings.


                                   ARTICLE VI
                             FINANCIAL ARRANGEMENT

     6.1    Definitions.  For purposes of this Article VI, capitalized terms
            -----------
used herein shall have the meanings ascribed as follows:

          (a)  Management Fee.  The term "Management Fee" shall mean, for any
               --------------
month, the sum of the Non-Ophthalmic Business Management Fee for such month and the Principal Services Management Fee for such month.

          (b)  Monthly Office Expense.  The term "Monthly Office Expense" shall
               ----------------------
mean, for any month, the sum of the Non-Ophthalmic Business Monthly Office Expense for such month and the Principal Services Monthly Office Expense for such month.

          (c)  Monthly Practice Expense.  The term "Monthly Practice Expense"
               ------------------------
shall mean, for any month, the sum of the Non-Ophthalmic Business Monthly Practice Expense for such month and the Principal Services Monthly Practice Expense for such month.

          (d) Non-Ophthalmic Business Budgeted Office Expense.  The term "Non-
              -----------------------------------------------
Ophthalmic Business Budgeted Office Expense" shall mean, for any month, the Non-Ophthalmic Business Office Expense (other than the Non-Ophthalmic Business Management Fee) established in the Budget for such month.

          (e) Non-Ophthalmic Business Budgeted Practice Expense.  The term "Non-
              -------------------------------------------------
Ophthalmic Business Budgeted Practice Expense" shall mean, for any month, the Non-Ophthalmic Business Practice Expense (as defined in the Budget) established in the Budget for such month.

          (f) Non-Ophthalmic Business Budgeted Revenue.  The term "Non-
              ----------------------------------------
Ophthalmic Business Budgeted Revenue" shall mean, for any month, the Non-Ophthalmic Business Revenue established in the Budget for such month.

          (g) Non-Ophthalmic Business Management Fee.  The term "Non-Ophthalmic
              --------------------------------------
Business Management Fee" shall be, for any month, the   *   , except in the
event that either (i)


----------
*  Confidential portions omitted and filed separately with the commission.

*    or (ii)    *    for such month, in which case the "Non-Ophthalmic Business
Management Fee" for such month shall be     * .


          (h)  Non-Ophthalmic Business Monthly Fee.  The term "Non-Ophthalmic
               -----------------------------------
Business Monthly Fee" shall be for any month, the    *    for such month.

          (i) Non-Ophthalmic Business Monthly Office Expense.  The term "Non-
              ----------------------------------------------
Ophthalmic Business Monthly Office Expense" for any month shall mean the amount of Non-Ophthalmic Business Budgeted Office Expense for such month, plus or minus any difference between (i) the actual Non-Ophthalmic Business Office Expense incurred by or on behalf of Practice for the previous month (other than the Non-Ophthalmic Business Management Fee) and (ii) Non-Ophthalmic Business Budgeted Office Expense for the previous month.

          (j) Non-Ophthalmic Business Monthly Practice Expense.  The term "Non-
              ------------------------------------------------
Ophthalmic Business Monthly Practice Expense" shall mean, for any month, the
*    for such month, except in the event that either (i)    *    or (ii)    *
, in which case the term "Non-Ophthalmic Business Monthly Practice Expense" for
such month shall mean    * .

          (k) Non-Ophthalmic Business Office Expense.  The term "Non-Ophthalmic
              --------------------------------------
Business Office Expense" shall mean all Office Expenses, operating and non-operating, which constitute direct expenses to produce Non-Ophthalmic Business Revenue, as determined consistent with the Budget; provided that any disagreement over whether an expense constitutes a direct expense to produce Non-Ophthalmic Business Revenue shall be resolved by the Policy Board.

          (l) Principal Services Budgeted Office Expense.  The term "Principal
              ------------------------------------------
Services Budgeted Office Expense" shall mean, for any month, the Principal Services Office Expense (other than the Principal Services Management Fee) established in the Budget for such month; provided, however, that such monthly amount shall not include any lease payments of Practice related to the equipment lease described in Schedule 6.1 attached hereto (the "Equipment Lease").
                   ------------

          (m) Principal Services Budgeted Practice Expense.  The term "Principal
              --------------------------------------------
Services Budgeted Practice Expense" shall mean, for any month, the Principal Services Practice Expense (as defined in the Budget) established in the Budget for such month.

          (n)  Principal Services Budgeted Revenue.  The term "Principal
               -----------------------------------
Services Budgeted Revenue" shall mean, for any month, the amount of Principal Services Revenue established in the Budget for such month.

          (o) Principal Services Management Fee.  The term "Principal Services
              ---------------------------------
Management Fee" shall be, for any month, the    *   , except in the event that
either (i)    *   , in which case the "Principal Services Management Fee" for
such month shall be    * .

----------
*  Confidential portions omitted and filed separately with the commission.

          (p)  Principal Services Monthly Fee.  The term "Principal Services
               ------------------------------
Monthly Fee" shall mean, for any month, the   *    for such month.

          (q)  Principal Services Monthly Office Expense.  The term "Principal
               -----------------------------------------
Services Monthly Office Expense" shall mean, for any month, the amount of Principal Services Budgeted Office Expense for such month, plus or minus any difference between (i) the actual Principal Services Office Expense incurred by or on behalf of Practice for [such] month (other than the Principal Services Management Fee) and (ii) Principal Services Budgeted Office Expense for such month.

          (r)  Principal Services Monthly Practice Expense.  The term "Principal
               -------------------------------------------
Services Monthly Practice Expense" shall mean, for any month, the    *    for
such month, except in the event that either (i)    *    or (ii)    *   , in
which case the term "Principal Services Monthly Practice Expense" for such month
shall mean    * .

          (s)  Principal Services Office Expense.  The term "Principal Services
               ---------------------------------
Office Expense" for any month shall mean all Office Expenses for such month other than Non-Ophthalmic Business Office Expenses for such month.

     6.2   Management Fee.  Practice and Business Manager agree to the
           --------------
compensation set forth herein as being paid to Business Manager in consideration of a substantial commitment made by Business Manager hereunder and that such fees are fair and reasonable. Each month, in the priority established by
Section 4.9 hereof, Business Manager will be paid the following:

          (a) the amount of all Office Expense (other than the Non-Ophthalmic Business Management Fee and the Principal Services Management Fee) for the previous month, paid on behalf of Practice; and

          (b)  the Management Fee for the previous month.

     6.3   Reasonable Value.    Payment of the Management Fee is not intended
           ----------------
to be and shall not be interpreted or applied as permitting Business Manager to share in Practice's fees for Medical Services or any other services, but is acknowledged as the parties' negotiated agreement as to the reasonable fair market value of the equipment, contract analysis and support, other support services, purchasing, personnel, office space, management, administration, strategic management and other items and services furnished by Business Manager pursuant to this Management Services Agreement, after giving effect to the nature and volume of the services required and the risks assumed by Business Manager. The parties agree that it is appropriate to calculate and apply separate fees for the management of the Non-Ophthalmic Business and Principal Services, due to (i) the amount of Business Manager Expense incurred by Business Manager in connection with the management of the operations of the Non-Ophthalmic Business,

----------
*  Confidential portions omitted and filed separately with the commission.

(ii) the fair market value of the management services provided by Business Manager with respect to each of the Non-Ophthalmic Business and financial services and (iii) the nature and volume of the services required and the risks assumed by Business Manager with respect to each of the Non-Ophthalmic Business and Principal Services.

     6.4  Payment of Management Fee.
          -------------------------

          (a)  To facilitate the payment of the Management Fee as provided in
     Section 6.2 hereof, and subject to the priority of payment methodology set forth in Section 4.9 hereof, Practice hereby expressly authorizes Business Manager to make withdrawals of the Management Fee from the Depository Account as such fee becomes due and payable during the Term and thereafter as provided in Section 7.3 hereof.

          (b) In calculating the Management Fee pursuant to this Article VI, Business Manager agrees to calculate the contractual adjustment for refractive procedures separate and apart from the contractual adjustments for other procedures performed by Practice on a monthly basis.

          (c) At the end of each calendar quarter, Business Manager agrees to reconcile the actual collections of Principal Services Revenue and Non-Ophthalmic Business Revenue against the amount of projected Principal Services Revenue and Non-Ophthalmic Business Revenue based on contractual adjustments during such calendar quarter and, following such reconciliation, Business Manager shall then credit or debit the account of Business Manager and Practice accordingly.

          (d) In the manner set forth in Section 4.9 and as calculated pursuant to Article VI hereof, and by the tenth business day of each month, Business Manager agrees to make available to Practice in a bank account designated by Practice the amount of funds constituting Practice Expense for the immediately preceding month.

     6.5  Accounts Receivable.  Unless otherwise prohibited by law, to assure
          -------------------
that Practice receives the entire amount of professional fees for its services and to assist Practice in maintaining reasonable cash flow for the payment of Office Expense, Practice hereby agrees to sell, and Business Manager hereby agrees to purchase, with respect to any month during the Term and with recourse to Practice for the amount of the purchase, accounts receivable of Practice (the "Purchased Receivables") (i) in an amount equal to the difference, if any, between (A) the sum of the Monthly Office Expense and the Monthly Practice Expense paid or accrued by Business Manager for such month and (B) the amount of cash collections deposited into the Depository Account during such month and used to pay all or any portion of the Office Expenses and the Monthly Practice Expense, by transferring such amount into the Depository Account, and (ii) in an amount equal to the difference, if any, between the Management Fee and the amount of cash collections deposited into the Depository Account during such month and used to pay all or any portion of the Management Fee, in satisfaction of Practice's obligation to pay Business Manager the Management Fee. The consideration paid to Business Manager for the purchase shall be an amount equal to the Principal Services Revenue and Non-Ophthalmic Business Revenue with respect to the Purchased Receivables, computed in accordance with GAAP on an accrual basis net of Adjustments. Although it is the intention of the parties that Business Manager purchase and thereby become the owner of the Purchased Receivables of Practice, in the event such purchase shall be ineffective for any reason, Practice is concurrently granting to Business Manager a security interest in the Purchased Receivables, and Practice shall cooperate with Business Manager and shall execute all documents in connection with the pledge of the Purchased Receivables to Business Manager. All collections in respect to the Purchased Receivables by Business Manager shall be received by Business Manager as the agent of Practice and shall be endorsed to Business Manager and deposited in a bank account at a bank designated by Business Manager. To the extent Practice comes into possession of any payments in respect of the Purchased Receivables, Practice shall direct such payments to Business Manager for deposit in bank accounts designated by Business Manager.

     6.6   Disputes Regarding Fees.
           -----------------------

          (a) It is the parties' intent that any disputes regarding Business Manager's performance hereunder shall be resolved to the extent possible by good faith negotiations. To that end, the parties agree that if Practice in good faith believes that Business Manager has failed to perform its obligations, and that as a result of such failure, Practice is entitled to a set-off or reduction in its Management Fees, Practice shall give Business Manager notice of the perceived failure and request in the notice a set-off or reduction in Management Fees. Business Manager and Practice shall then negotiate the dispute in good faith, and if an agreement is reached, the parties shall implement the resolution without further action.

          (b) If the parties cannot reach a resolution within thirty (30) days, and the amount at issue is $25,000 or less, then the dispute shall be submitted to the Policy Board. The Policy Board shall then consider, develop and implement a resolution of such dispute which shall be final and binding upon Practice and Business Manager.

          (c) If the amount in dispute is greater than $25,000, and Business Manager and Practice fail to resolve the dispute, then such dispute shall be submitted by either party to binding arbitration as described by Article X of the Contribution and Exchange Agreement.


                                  ARTICLE VII

                             TERM AND TERMINATION

     7.1  Initial and Renewal Term.  The Term of this Management Services
          ------------------------
Agreement will be for an initial period of forty (40) years after the Original Date, and shall be automatically renewed for successive five (5) year periods thereafter, provided that neither Business Manager nor Practice shall have given notice of termination of this Management Services Agreement at least one hundred twenty (120) days before the end of the initial term or any renewal term, or unless otherwise terminated as provided in Section
7.2 hereof.

     7.2  Termination.
          -----------

          (a)  Termination By Business Manager.  Business Manager may
               -------------------------------
     terminate this Management Services Agreement upon the occurrence of any one of the following events which shall be deemed to be "for cause:"

               (i) The suspension, restriction, revocation or cancellation of any Physician-Shareholder license to practice medicine in the state of Indiana (excluding, however, any suspension, restriction, revocation or cancellation due to the death or disability of any Physician-Shareholder;

               (ii) Practice's loss or suspension of its Medicare or Medicaid provider number, and/or Practice's restriction from treating patients of the Medicare or Medicaid programs;

               (iii) The dissolution of Practice or the filing by Practice of a petition in voluntary bankruptcy, an assignment for the benefit of creditors, or other action taken voluntarily under any state or federal statute for the protection of debtors;

               (iv) The filing against Practice of an involuntary petition under any bankruptcy statute, or the appointment of a custodian, receiver, trustee or assignee for the benefit of creditors, and such condition shall continue undischarged or undismissed for sixty (60) days; and

               (v) Practice materially defaults in the performance of any of its material duties or obligations hereunder, and shall fail to cure such default within sixty (60) days after Practice receives notice from Business Manager specifying the nature of such default.

          (b)  Termination By Practice.  Practice may terminate this
               -----------------------
     Management Services Agreement upon any of the following occurrences which shall be deemed to be "for cause":

               (i) In the event that an arbitrator pursuant to Section 8.6 hereof makes a final determination that Business Manager has materially breached a fiduciary duty owed to Practice, Practice may terminate this Management Services Agreement upon ten (10) days' notice to Business Manager;

               (ii) With ten (10) days' written notice to Business Manager, in the event Business Manager (A) intentionally and in bad faith misappropriates Practice's funds, or (B) fails to properly account Practice's funds and fails to correct such accounting error within thirty (30) days of receipt of notice from Practice describing with particularity the error; or

               (iii) Business Manager materially defaults in the performance of any of its material duties or obligations hereunder and shall fail to cure such default within ninety (90) days after Business Manager receives written notice from Practice specifying the nature of such default in sufficient detail; provided, however that in the event such breach is of a nature that it cannot reasonably be cured within such ninety (90) day period, then such default shall arise only if Business Manager shall fail to commence to cure such default within such ninety
          (90) day period and thereafter to proceed diligently to cure such default; provided, further, that irrespective of Business Manager's diligent efforts to cure such default, then such default shall arise if Business Manager fails to cure such default within one hundred twenty (120) days after Business Manager received the original notice from Practice specifying the nature of such default.

               (iv) Upon an Event of Default (as defined in the Notes, which in turn is defined in the Contribution and Exchange Agreement) under the terms and conditions of the Notes issued by Business Manager to Practice pursuant to the Contribution and Exchange Agreement, and Business Manager shall fail to cure such Event of Default within ten
          (10) business days after receipt of written notice from Practice specifying the nature of such Event of Default; provided, however, that this subparagraph (iv) shall not apply to any Notes issued pursuant to Section 4 or 6 of the Notes.

               (v) In the event Practice delivers the Practice Redemption Notice (as defined in the Note) to Business Manager pursuant to the terms and conditions of the Note, and Business Manager does not pay the entire amount of principal then outstanding under the Notes, together with any accrued and unpaid interest thereon through such date, in full within thirty (30) business days of Business Manager's receipt of the Practice Redemption Notice; provided, however, that this subparagraph (v) shall not apply to any Notes issued pursuant to
          Section 4 or 6 of the Notes.

               (vi) The filing by Business Manager (or any of its affiliates) of a petition in voluntary bankruptcy, an assignment for the benefit of creditors, or other actions taken voluntarily under any state or federal statute for the protection of debtors prior to the earlier of
          (A) the issuance of the Automatic Exchange Shares (as defined in the Notes) under the Exchange Formula (as defined in the Notes) to Practice, pursuant to Section 2 of the Notes issued by Business Manager to Practice or (B) the payment of the entire amount of principal outstanding under the Notes or any note or notes issued in renewal, restatement, extension modification or replacement thereof (excluding, however, any Notes issued pursuant to Section

          4 or 6 of the Notes), together with any accrued and unpaid interest thereon, through such date in full within thirty (30) business days of receipt of Practice Redemption Notice.

               (vii) The filing against Business Manager (or any of its affiliates) of an involuntary petition under any bankruptcy statute or the appointment of a custodian, receiver, trustee or assignee for the benefit of creditors and such condition shall continue undischarged or undismissed for sixty (60) days prior to the earlier of (A) the issuance of the Automatic Exchange Shares under the Exchange Formula to Practice, pursuant to Section 2 of the notes issued by Business Manager to Practice or (B) the payment of the entire amount of principal outstanding under the Notes or any note or notes issued in renewal, restatement, extension modification or replacement thereof (excluding, however, any Notes issued pursuant to Section 4 or 6 of the Notes), together with any accrued and unpaid interest thereon through such date in full within thirty (30) business days of receipt of Practice Redemption Notice.

          (c)  Termination by Agreement.  In the event Practice and Business
               ------------------------
     Manager shall mutually agree in writing, this Management Services Agreement may be terminated on the date specified in such written agreement.

          (d)  Legislative, Regulatory or Administrative Change.  In the event
               ------------------------------------------------
     there shall be a change in the Medicare or Medicaid statutes, state or federal statutes, case law, regulations or general instructions, the interpretation of any of the foregoing, the adoption of new federal or state legislation, or a change in any third-party reimbursement system, any of which are reasonably likely to materially and adversely affect the manner in which either party may perform or be compensated for its services under this Management Services Agreement or which shall make this Management Services Agreement unlawful, the parties shall immediately enter into good faith negotiations regarding a new service arrangement or basis for compensation for the services furnished pursuant to this Management Services Agreement that complies with the law, regulation or policy and that approximates as closely as possible the economic position of the parties prior to the change. If good faith negotiations cannot resolve the matter, it shall be submitted to arbitration as referenced in Section 8.6 hereof. If a court of competent jurisdiction compels or requires a party hereto to refrain from performing its duties and obligations hereunder, or a party's performance hereunder shall be directly violative of a court order directed at such party, then, to the extent necessary to comply with such court order, this Management Services Agreement shall be deemed suspended. In no event shall such suspension be construed to relieve either party's obligation under this Section 7.2(d) and the parties will immediately commence good faith negotiations regarding a new service arrangement or compensation structure that is in compliance with any such court order, which arrangement or structure will allocate the economic aspects of the relationship between the parties in a manner as nearly as possible as that intended by this Management Services Agreement.

     7.3  Effects of Termination.  Upon termination of this Management
           ----------------------
Services Agreement, as heretofore provided, neither party shall have any further obligations hereunder except for (i) obligations accruing prior to the date of termination, including, without limitation, payment of the Management Fees, Office Expense and Practice Expense relating to services provided prior to the termination of this Management Services Agreement, (ii) obligations, promises or covenants set forth herein that are expressly set forth herein to extend beyond the Term under the circumstances giving rise to such termination, including, without limitation, indemnity, confidentiality and noncompetition provisions, which provisions shall survive the expiration or termination of this Management Services Agreement by Business Manager for cause, and (iii) the applicable obligations of Practice and Business Manager described in Section 7.4 or 7.5 hereof. In effectuating the provisions of this Section 7.3, Practice specifically acknowledges and agrees that Business Manager shall continue to collect and receive on behalf of Practice all cash collections from accounts receivable in existence at the time this Management Services Agreement is terminated, it being understood that such cash collections will be applied in accordance with Section 4.9 hereof, and will represent, in part, compensation to Business Manager for management services already rendered and compensation on accounts receivable purchased by Business Manager. Upon the expiration or termination of this Management Services Agreement for any reason or cause whatsoever, Business Manager shall surrender to Practice all books and records pertaining to Practice's medical practice.

     7.4  Repurchase Obligation.  Upon termination of this Management
          ---------------------
Services Agreement by Business Manager for cause or by Practice without cause, Business Manager shall have the right, but not the obligation, to require Practice to comply with the terms and conditions of this Section 7.4. In the event Business Manager exercises such right by delivering written notice to Practice within sixty (60) days of such termination, then Practice shall be required to:

          (a) Purchase from Business Manager at the greater of book or fair market value the intangible assets, deferred charges and all other amounts on the books of Business Manager relating to the Management Services Agreement as adjusted, through the last day of the month most recently ended prior to the date of such termination in accordance with GAAP to reflect amortization or depreciation of the intangible assets, deferred charges or covenants;

          (b) Purchase from Business Manager any real estate owned by Business Manager and used as an Office at the greater of the appraised fair market value thereof or the then book value thereof. In the event of any repurchase of real property, the appraised value shall be determined by Business Manager and Practice, each selecting a duly qualified appraiser, who in turn will agree on a third appraiser. This agreed-upon appraiser shall perform the appraisal which shall be binding on both parties. In the event either party fails to select an appraiser within fifteen (15) days of the selection of an appraiser by the other party, the appraiser selected by the other party shall make the selection of the third-party appraiser;

          (c) Purchase at the greater of book or fair market value all improvements, additions, or leasehold improvements that have been made by Business Manager at any Office and that relate solely to the performance of Business Manager's obligations under this Management Services Agreement;

          (d) Assume all debt and all contracts, payables and leases that are obligations of Business Manager and that would be characterized as an Office Expense hereunder relating to the performance of Business Manager's obligations under this Management Services Agreement or the properties leased or subleased hereunder as an Office by Business Manager, provided, however, that Practice shall only be required to assume those payables in excess of the accounts receivable of Practice in existence at the time this Management Services Agreement is terminated and from which funds are available after satisfying any previous shortfalls applied in accordance with Section 4.9 hereof; and

          (e) Purchase from Business Manager at the greater of book or fair market value all of the equipment listed in the Contribution and Exchange Agreement or an exhibit thereto, including all replacements and additions thereto made by Business Manager pursuant to the performance of its obligations under this Management Services Agreement, and all other assets, including inventory and supplies, and tangibles and intangibles, set forth on the books of Business Manager as adjusted through the last day of the month most recently ended prior to the date of such termination in accordance with GAAP to reflect operations of the Office, depreciation, amortization and other adjustments of assets shown on the books of Business Manager.

In the event Business Manager exercises its rights pursuant to this Section 7.4, Practice shall have the obligation to purchase all, and not less than all, of the items listed in subparagraphs (a) through (e) above. In no event, however, shall this Section 7.4 be construed as enabling Practice to repurchase any assets acquired from Practice pursuant to the Contribution and Exchange Agreement, which relate directly or indirectly to the ambulatory surgical treatment center owned and operated by Practice immediately prior to the Original Date of the Contribution and Exchange Agreement (the "ASC Assets").
The ASC Assets are expressly excluded from the assets enumerated in subparagraphs (a) through (e) above and Practice shall have no right to repurchase the ASC Assets under this Section 7.4 unless Business Manager shall so elect in writing, in which case Practice shall be required to repurchase the ASC Assets at the greater of the then book or fair market value. For purposes of this Article VII, "fair market value" of a particular item shall be an amount mutually agreed upon by Practice and Business Manager. If Practice and Business Manager are unable to reach agreement on such value after ten (10) days of deliberations, then such fair market value shall be determined by an independent, duly qualified appraiser mutually agreed upon by Practice and Business Manager. If Practice and Business Manager cannot agree upon an appraiser within ten (10) days, then each party shall select a duly qualified appraiser, who in turn will select a third appraiser. This agreed-upon appraiser shall perform the appraisal which shall be binding upon both parties. All expenses of such appraisal shall be borne fifty percent (50%) by Business Manager and fifty percent (50%) by Practice. In no event shall the price to be repaid by Practice pursuant to this Section 7.4 exceed the aggregate purchase price paid to

Practice (excluding the ambulatory surgery center) by NovaMed pursuant to the terms and conditions of the Contribution and Exchange Agreement.

     7.5  Repurchase Option.  Upon termination of this Management Services
          -----------------
Agreement by Practice for cause pursuant to Section 7.2(b) hereof, Practice shall have the right, but not the obligation, to:

          (a) Purchase from Business Manager at the greater of book or fair market value the intangible assets, deferred charges and all other amounts on the books of Business Manager relating to the Management Services Agreement as adjusted, through the last day of the month most recently ended prior to the date of such termination in accordance with GAAP to reflect amortization or depreciation of the intangible assets, deferred charges or covenants;

          (b) Purchase from Business Manager any real estate owned by Business Manager and used as an Office at the greater of the appraised fair market value or then book value thereof. In the event of any repurchase of real property, the appraised value shall be determined in accordance with the appraisal mechanism described in Section 7.4 hereof;

          (c) Purchase at the greater of book or fair market value all improvements, additions or leasehold improvements that have been made by Business Manager at any Office and that relate solely to the performance of Business Manager's obligations under this Management Services Agreement;

          (d) Assume all debt and all contracts, payables and leases that are obligations of Business Manager that would be characterized as an Office Expense hereunder relating to the performance of Business Manager's obligations under this Management Services Agreement or the properties leased or subleased by Business Manager; provided, however, that Practice shall only be required to assume those payables in excess of the accounts receivable of Practice in existence at the time this Management Services Agreement is terminated and from which funds are available after satisfying any previous shortfalls applied in accordance with Section 4.9 hereof; and

          (e) Purchase from Business Manager at the greater of book or fair market value all of the equipment listed in the Contribution and Exchange Agreement or an exhibit thereto, including all replacements and additions thereto made by Business Manager pursuant to the performance of its obligations under this Management Services Agreement, and all other tangible assets, including inventory and supplies, set forth on the books of Business Manager as adjusted through the last day of the month most recently ended prior to the date of such termination in accordance with GAAP to reflect operations of the Office, depreciation, amortization and other adjustments of assets shown on the books of Business Manager.

          (f) Acquire the name, American Eye Institute, from Business Manager.

In the event Practice exercises its rights pursuant to this Section 7.5, Practice shall have the obligation to purchase all, and not less than all, of the items listed in subparagraphs (a) through (f). In no event, however, shall this Section 7.5 be construed as enabling Practice to repurchase any assets acquired from Practice pursuant to the Contribution and Exchange Agreement, which relate directly or indirectly to the ASC Assets. The ASC Assets are expressly excluded from the assets enumerated in subparagraphs (a) through (f) above and Practice shall have no right to repurchase the ASC Assets under this
Section 7.5 unless Business Manager shall so elect in writing, in which case Practice shall be required to repurchase the ASC Assets at the greater of the then book or fair market value. In lieu of paying cash for the items described in this Section 7.5, Practice shall have the option of: (i) offsetting the cash amount required pursuant to this Section 7.5 against the outstanding balance due and owing under the Note (as such term is defined in the Contribution and Exchange Agreement); or (ii) contributing to Business Manager that number of Exchange Shares (as such term is defined in the Contribution and Exchange Agreement) which, based on the then fair market value of such shares (determined in accordance with a consistent application of the valuation procedure established under Section 7.01(d) of the Contribution and Exchange Agreement), equals the cash amount required pursuant to this Section 7.5. In no event shall the price to be repaid by Practice pursuant to this Section 7.5 exceed the aggregate purchase price paid to Practice (excluding the ambulatory surgery center) by NovaMed pursuant to the terms and conditions of the Contribution and Exchange Agreement.

     7.6  Closing of Repurchase.  Except as expressly provided in Section
          ---------------------
7.5 hereof, Practice shall pay cash for the repurchased assets. The amount of the purchase price shall be reduced by the amount of debt and liabilities of Business Manager, if any, assumed by Practice. Practice and, if required by law, any Physician associated with Practice, shall execute such documents as may be required, (i) for Practice to assume the liabilities set forth in Section 7.4(d) or 7.5(d) hereof, as applicable, and (ii) for Practice to indemnify or remove Business Manager from any liability with respect to such repurchased asset and with respect to any property leased or subleased by Business Manager. Business Manager shall execute such documents as may be required to convey the assets, free and clear of all liens (except for those liens assumed by Practice). The closing date for the repurchase shall be determined by mutual agreement of Practice and Business Manager but shall in no event occur later than sixty (60) days from the date of the notice of termination. The termination of this Management Services Agreement shall become effective upon the closing of the sale of the assets under Section 7.4 or 7.5 hereof, as the case may be, and all parties shall be released from any restrictive covenants provided for in Section 5.7 hereof on such closing date. From and after any termination, each party shall provide the other party with reasonable access to the books and records then owned by it to permit such requesting party to satisfy reporting and contractual obligations that may be required of it.

     7.7  Rights and Remedies.  In the event of a material breach of this
          -------------------
Management Services Agreement by either party hereunder, the nonbreaching party shall have, in addition to any other rights and remedies contained in this Management Services Agreement, all rights and remedies available to such party at law or equity. Without limiting the generality of the foregoing, the parties acknowledge and agree that the parties have entered into this Management Services Agreement with the understanding that the Term of this Management Services Agreement would be forty years. In the event of a material breach hereunder by either party, the parties acknowledge and agree that the actual damages to be suffered by a party will be difficult to ascertain. Each party recognizes that, in the event a party shall fail to materially perform, observe or discharge any of its duties, obligations or liabilities under this Management Services Agreement, any remedy at law may prove to be inadequate relief to such other party. Therefore, the parties agree that, if a party so elects and in addition to any other remedies available at law or equity, such party shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages, or to specific performance of any provision hereof. In addition to all other remedies of Business Manager for any material breach hereunder by Practice, and without limiting any and all rights set forth herein, Business Manager may set-off any and all amounts which are due or which Business Manager reasonably believes will become due and owing to Business Manager under this Agreement, against any and all amounts which are due and owing under the Note. Such rights of set-off shall be governed by the terms and conditions set forth in the Note.

     7.8  Interpretation.  The purpose and intent of this Article VII is to
          --------------
establish the limited instances in which a party may terminate this Management Services Agreement. Unless the parties mutually agree to terminate this Management Services Agreement, neither party shall be entitled to terminate this Management Services Agreement prior to the expiration of the Term unless a party's breach gives rise to a termination "for cause" pursuant to Section 7.2(a) or (b) hereof, as the case may be. Nothing in this Agreement (including
Section 7.4 hereof) shall be construed as permitting Practice to terminate this Agreement without cause.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.1  Administrative Services Only.  Nothing in this Management
          ----------------------------
Services Agreement is intended or shall be construed to allow Business Manager to exercise control or direction over the manner or method by which Practice and its Physicians and Optometrists perform Medical Services or other professional health care services. The rendition of all Medical Services, including, but not limited to, the prescription or administration of medicine and drugs shall be the sole responsibility of Practice and its Physicians and Optometrists, and Business Manager shall not interfere in any manner or to any extent therewith. Nothing contained herein shall be construed to permit Business Manager to engage in the practice of medicine, it being the sole intention of the parties hereto that the services to be rendered to Practice by Business Manager are solely for the purpose of providing nonmedical management and administrative services to Practice to enable Practice to devote its full time and energies to the professional conduct of its medical practice and provision of Medical Services to its patients and not to administration or practice management. Practice, through the Physicians and Optometrists, shall be responsible for and shall have complete authority, responsibility, supervision and control over the opticians and other employees of Business Manager providing services in connection with the Non-Ophthalmic Business, consistent with the requirements necessary to satisfy the "in-office ancillary service exception" to the Stark Act.

     8.2  Status of Contractor.  It is expressly acknowledged that the
          --------------------
parties hereto are "independent contractors," and nothing in this Management Services Agreement is intended and nothing shall be construed to allow either party to exercise control or direction over the manner or method by which the other party performs the services that are the subject matter of this Management Services Agreement; provided that the services to be provided hereunder shall be furnished in a manner consistent with the standards governing such services and the provisions of this Management Services Agreement. Each party understands and agrees that (i) neither party will withhold on behalf of the other party any sums for income tax, unemployment insurance, social security or any other withholding pursuant to any law or requirement of any governmental body or make available any of the benefits afforded to its employees, (ii) all of such payments, withholdings and benefits, if any, are the sole responsibility of the party incurring the liability, and (iii) each party will indemnify and hold the other harmless from any and all loss or liability arising with respect to such payments, withholdings and benefits, if any.

     8.3  Notices.  Any notice, demand or communication required, permitted
          -------
or desired to be given hereunder shall be in writing and shall be served on the parties at the following respective addresses:

          Practice:

               American Eye Institute, P.C.
               519 State Street
               New Albany, Indiana  47150
               Facsimile:  (812) 948-0616
               Attention:  Timothy E. Schmitt, M.D.
                         John M. Schmitt

          with a copy to:

               Lowe Gray Steele & Darko
               Bank One Tower
               111 Monument Circle, Suite 4600
               Indianapolis, Indiana  46204-5148
               Facsimile:  (317) 236-6472
               Attention:  Robert J. Milford, Esq.

          Business Manager:

               NovaMed Eyecare Management, LLC
               980 North Michigan Avenue, Suite 1620
               Chicago, Illinois  60611
               Facsimile:  (312) 664-4250
               Attention:  Stephen J. Winjum
                           John W. Lawrence, Jr.

          with a copy to:

               Katten Muchin & Zavis
               525 West Monroe, Suite 1600
               Chicago, Illinois  60661
               Facsimile:  (312) 902-1061
               Attention:  Steven V. Napolitano, Esq.

or to such other address, or to the attention of such other person or officer, as any party may by written notice designate. Any notice, demand, or communication required, permitted or desired to be given hereunder shall be sent either (a) by hand delivery, in which case notice shall be deemed received when actually delivered, (b) by prepaid certified or registered first class mail, return receipt requested, in which case notice shall be deemed received five calendar days after deposit, postage prepaid in the United States Mail, (c) by facsimile if also delivered by hand, or deposited in the United States Mail, postage prepaid, registered or certified mail, on or before two (2) business days after its delivery by facsimile, in which case notice shall be deemed received one (1) business day after the facsimile transmission, or (d) by a nationally recognized overnight courier, in which case notice shall be deemed received one business day after prepaid deposit with such courier.

     8.4  Governing Law and Consent to Jurisdiction.  This Management
          -----------------------------------------
Services Agreement shall be governed by the laws of the State of Illinois applicable to agreements to be performed wholly within the State of Illinois.

     8.5  Assignment.  Except as may be herein specifically provided to the
          ----------
contrary, this Management Services Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective legal representatives, successors and permitted assigns; provided, however, Practice may not assign this Management Services Agreement without the prior written consent of Business Manager, which consent may be withheld in Business Manager's discretion. The sale, transfer, pledge or assignment of any of the voting shares of Practice held by any shareholder of Practice or the issuance by Practice of common or other voting shares to any other person, or any combination of such transactions within a period of one (1) year, such that the existing shareholders in Practice immediately prior to such transactions or the beginning of the one-year period, as applicable, fail to maintain a majority of the voting interests in Practice shall be deemed an attempted assignment by Practice, and shall be null and void unless consented to in writing by Business Manager prior to any such transfer or issuance. Any breach of this provision, whether or not void or voidable, shall constitute a material breach of this Management Services Agreement, and in the event of such breach, Business Manager may terminate this Management Services Agreement upon twenty-four (24) hours' notice to Practice. The rights and obligations of Business Manager under this Management Services Agreement shall not be assignable without Practice Consent; provided, however, that Business Manager shall have the right to assign its rights, duties and obligations hereunder, without Practice Consent: (i) to any Affiliate of Business Manager (provided Business Manager remains primarily liable hereunder) or (ii) in connection with and in contemplation of a reorganization, merger, consolidation or sale of all or substantially all of the capital stock or assets of Business Manager (or any other transaction substantially similar in effect) (provided assignee agrees to assume all obligations hereunder). Moreover, Business Manager shall have the right to collaterally assign its interest in this Management Services Agreement and its other rights hereunder to any financial institution or other third party without Practice Consent.

     8.6  Arbitration.  Except as expressly provided in Section 6.6 hereof,
          -----------
the parties shall negotiate in good faith to resolve any controversy, dispute or disagreement arising out of or relating to this Management Services Agreement or the breach of this Management Services Agreement. Any matter not resolved by negotiation shall be submitted to binding arbitration and such arbitration shall be governed by the terms of Article XII of the Contribution and Exchange Agreement, which, as it applies to the parties hereto, is incorporated herein by reference in its entirety; provided, however, that nothing contained in this
Section 8.6 shall prevent either party hereto from pursuing any right or remedy afforded it under Section 7.7 hereof.

     8.7  Waiver of Breach.  The waiver by either party of a breach or
          ----------------
violation of any provision of this Management Services Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or another provision hereof.

     8.8  Enforcement.  In the event either party resorts to legal action
          -----------
to enforce or interpret any provision of this Management Services Agreement, the prevailing party shall be entitled to recover the costs and expenses of such action so incurred, including, without limitation, reasonable attorneys' fees.

     8.9  Gender and Number.  Whenever the context of this Management
          -----------------
Services Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

     8.10  Additional Assurances.  Except as may be specifically provided
           ---------------------
herein to the contrary, the provisions of this Management Services Agreement shall be self-operative and shall not require further agreement by the parties; provided, however, at the request of either party, the other party shall execute such additional instruments and take such additional acts as are reasonable, and as the requesting party may reasonably deem necessary, to effectuate this Management Services Agreement.

     8.11  Consents, Approvals, and Exercise of Discretion.  Whenever this
           -----------------------------------------------
Management Services Agreement requires any consent or approval to be given by either party, or either party must or may exercise discretion, and except where specifically set forth to the contrary, the parties agree that such consent or approval shall not be unreasonably withheld or delayed, and that such discretion shall be reasonably exercised.

     8.12  Force Majeure.  Neither party shall be liable or deemed to be in
           -------------
default for any delay or failure in performance under this Management Services Agreement or other interruption of service deemed to result, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by either party's employees, or any other similar cause beyond the reasonable control of either party unless such delay or failure in performance is expressly addressed elsewhere in this Management Services Agreement.

     8.13  Severability.  The parties hereto have negotiated and prepared
           ------------
the terms of this Management Services Agreement in good faith with the intent that each and every one of the terms, covenants and conditions herein be binding upon and inure to the benefit of the respective parties. Accordingly, if any one or more of the terms, provisions, promises, covenants or conditions of this Management Services Agreement or the application thereof to any person or circumstance shall be adjudged to any extent invalid, unenforceable, void or voidable for any reason whatsoever by a court of competent jurisdiction or an arbitration tribunal, such provision shall be as narrowly construed as possible, and each and all of the remaining terms, provisions, promises, covenants and conditions of this Management Services Agreement or their application to other persons or circumstances shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. To the extent this Management Services Agreement is in violation of applicable law, then the parties agree to negotiate in good faith to amend the Management Services Agreement, to the extent possible consistent with its purposes, to conform to law.

     8.14  Divisions and Headings.  The divisions of this Management
           ----------------------
Services Agreement into articles, sections and subsections, and the use of captions and headings in connection therewith is solely for convenience and shall not affect in any way the meaning or interpretation of this Management Services Agreement.

     8.15  Amendments and Management Services Agreement Execution.  This
           ------------------------------------------------------
Management Services Agreement and amendments hereto shall be in writing and executed in multiple copies on behalf of Practice and Business Manager by their respective duly authorized officers. Each multiple copy shall be deemed an original, but all multiple copies together shall constitute one and the same instrument.

     8.16  Entire Management Services Agreement.  With respect to the
           ------------------------------------
subject matter of this Management Services Agreement, this Management Services Agreement supersedes all previous contracts and constitutes the entire agreement between the parties. Neither party shall be entitled to benefits other than those specified herein. No prior oral statements or contemporaneous negotiations or understandings or prior written material not specifically incorporated herein shall be of any force and effect, and no changes in or additions to this Management Services Agreement shall be recognized unless incorporated herein by amendment as provided herein, such amendment to become effective on the date stipulated in such amendment. The parties specifically acknowledge that, in entering into and executing this Management Services Agreement, the parties rely solely upon the representations and agreements contained in this Management Services Agreement and no others.

                                 * * *

     IN WITNESS WHEREOF, Practice and Business Manager have caused this Management Services Agreement to be executed by their duly authorized representatives, all as of the Effective Date.

                              PRACTICE:

                              AMERICAN EYE INSTITUTE, P.C.,
                              an Indiana professional corporation


                              By:      /s/ Timothy E. Schmitt, M.D.
                                      ------------------------------------
                              Name:        Timothy E. Schmitt, M.D.
                                      ------------------------------------
                              Title:       President
                                      ------------------------------------


                              BUSINESS MANAGER:

                              NOVAMED EYECARE MANAGEMENT, LLC,
                              a Delaware limited liability company


                              By:      /s/ Stephen J. Winjum
                                      ------------------------------------
                                      Stephen J. Winjum,
                                      President and Chief Executive Officer

                                  EXHIBIT 1.4
                                    BUDGET


                                 See attached.

American Eye Institute (Louisville Optical overlay)
------------------------------------------------------------------------------------------------------------
1998 MSA Budget (Fourth Quarter)


         Description                             Oct    Nov    Dec                   Total 1998    %
----------------------------------               -----------------                 -------------------
Non-Ophthalmic Business                          *      *      *      *  *   *  *              *
Revenue                                          *      *      *      *  *   *  *              *
-------                                          *      *      *      *  *   *  *              *

  Optometric revenue                             *      *      *      *  *   *  *              *
  ASC facility revenue                           *      *      *      *  *   *  *              *
  Optical revenue - glasses                      *      *      *      *  *   *  *              *
  Optical revenue - contacts                     *      *      *      *  *   *  *              *
  Optometric revenue                             *      *      *      *  *   *  *              *
  Other revenue                                  *      *      *      *  *   *  *              *
  Contractual adjustments                        *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *

  Other Revenue                                  *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *

Non-Ophthalmic Business Budgeted Revenue         *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *

Expenses                                         *      *      *      *  *   *  *              *
--------                                         *      *      *      *  *   *  *              *

Salaries and Wages:                              *      *      *      *  *   *  *              *
  Center Staff Salaries:                         *      *      *      *  *   *  *              *
  ----------------------
    Administration                               *      *      *      *  *   *  *              *
    Technician                                   *      *      *      *  *   *  *              *
    Nurses                                       *      *      *      *  *   *  *              *
    Other salaries                               *      *      *      *  *   *  *              *
    Overtime pay                                 *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *

  Payroll Taxes & Benefits                       *      *      *      *  *   *  *              *
  ------------------------
  Vacation & leave pay                           *      *      *      *  *   *  *              *
  Bonuses                                        *      *      *      *  *   *  *              *
  Incentive compensation                         *      *      *      *  *   *  *              *
  FICA Tax                                       *      *      *      *  *   *  *              *
  SUI                                            *      *      *      *  *   *  *              *
  FUI                                            *      *      *      *  *   *  *              *
  Other payroll taxes                            *      *      *      *  *   *  *              *
  Labor allocation                               *      *      *      *  *   *  *              *
  401k Match                                     *      *      *      *  *   *  *              *
  Life & Disability ins.                         *      *      *      *  *   *  *              *
  Employee Health ins.                           *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *
               Benefits %                        *      *      *      *  *   *  *              *
  Total Salaries & Wages                         *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *
MD/OD Compensation                               *      *      *      *  *   *  *              *

                                                 *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *

Pharmaceuticals and supplies:                    *      *      *      *  *   *  *              *
  Optometric supplies                            *      *      *      *  *   *  *              *
  ASC - general                                  *      *      *      *  *   *  *              *
  ASC - refractive                               *      *      *      *  *   *  *              *
  Pillar point fees                              *      *      *      *  *   *  *              *
  Optical COS - glasses                          *      *      *      *  *   *  *              *
  Optical COS - contacts                         *      *      *      *  *   *  *              *
  Optometric supplies                            *      *      *      *  *   *  *              *
    Total Pharmac. & Supplies                    *      *      *      *  *   *  *              *
Non-Ophthalmic Business                          *      *      *      *  *   *  *              *

G&A expenses:                                    *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *


*Confidential portions omitted and filed separately with the commission.

American Eye Institute (Louisville Optical overlay)
------------------------------------------------------------------------------------------------------------
1998 MSA Budget (Fourth Quarter)


         Description                             Oct    Nov    Dec                   Total 1998    %
----------------------------------               -----------------                 -------------------
Office & Administrative:                         *      *      *      *  *   *  *              *
  Office Supplies                                *      *      *      *  *   *  *              *
  ---------------
    Office supplies                              *      *      *      *  *   *  *              *
    Software/computer expense                    *      *      *      *  *   *  *              *
    Food service                                 *      *      *      *  *   *  *              *
    Bank charges                                 *      *      *      *  *   *  *              *
    Credit card fees                             *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *
  Postage & freight                              *      *      *      *  *   *  *              *
  Employee & patient programs                    *      *      *      *  *   *  *              *
  Continuing education                           *      *      *      *  *   *  *              *
  Dues and subscriptions                         *      *      *      *  *   *  *              *
  Telephone                                      *      *      *      *  *   *  *              *
  Utilities                                      *      *      *      *  *   *  *              *
  Printing                                       *      *      *      *  *   *  *              *
  Misc. office expense                           *      *      *      *  *   *  *              *
    Total Office & Admin. Expenses               *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *

Marketing:                                       *      *      *      *  *   *  *              *
  Advertising                                    *      *      *      *  *   *  *              *
  Marketing - Other                              *      *      *      *  *   *  *              *
    Total Marketing                              *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *

Professional and Service Fees:                   *      *      *      *  *   *  *              *
  Legal                                          *      *      *      *  *   *  *              *
  Accounting                                     *      *      *      *  *   *  *              *
  Other prof. consulting                         *      *      *      *  *   *  *              *
  Collection fees                                *      *      *      *  *   *  *              *
  Answering service                              *      *      *      *  *   *  *              *
  Linens & uniforms                              *      *      *      *  *   *  *              *
  Other services                                 *      *      *      *  *   *  *              *
  Temporary services                             *      *      *      *  *   *  *              *
    Total Professional Fees                      *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *
Rental Expense:                                  *      *      *      *  *   *  *              *
  Building rent                                  *      *      *      *  *   *  *              *
  Other office rent & parking                    *      *      *      *  *   *  *              *
  Equipment leases                               *      *      *      *  *   *  *              *
  Optical equipment rent                         *      *      *      *  *   *  *              *
    Total Rent Expense                           *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *
Repairs & Maintenance:                           *      *      *      *  *   *  *              *
  Building maintenance                           *      *      *      *  *   *  *              *
  Repairs - equipment                            *      *      *      *  *   *  *              *
  Non-capitalized tools                          *      *      *      *  *   *  *              *
    Total Repairs & Maint.                       *      *      *      *  *   *  *              *

Non-Ophthalmic Business                          *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *
Taxes and Insurance:                             *      *      *      *  *   *  *              *
  MalOptometric                                  *      *      *      *  *   *  *              *
  Liability & casualty                           *      *      *      *  *   *  *              *
  Workers' compensation ins.                     *      *      *      *  *   *  *              *




* Confidential portions omitted and filed separately with the commission.

American Eye Institute (Louisville Optical overlay)
------------------------------------------------------------------------------------------------------------
1998 MSA Budget (Fourth Quarter)


         Description                             Oct    Nov    Dec                   Total 1998    %
----------------------------------               -----------------                 -------------------
  D&O                                            *      *      *      *  *   *  *              *
  Key Man Life                                   *      *      *      *  *   *  *              *
  Other insurance                                *      *      *      *  *   *  *              *
  Property tax                                   *      *      *      *  *   *  *              *
  Sales & Use tax                                *      *      *      *  *   *  *              *
  Property tax                                   *      *      *      *  *   *  *              *
  Other taxes                                    *      *      *      *  *   *  *              *
    Total Taxes & Ins.                           *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *
Other Expenses:                                  *      *      *      *  *   *  *              *
  Travel & entertainment                         *      *      *      *  *   *  *              *
  Recruitment & relocation                       *      *      *      *  *   *  *              *
  Auto & Van                                     *      *      *      *  *   *  *              *
  Contracted patient transport.                  *      *      *      *  *   *  *              *
  Donations and gifts                            *      *      *      *  *   *  *              *
  Allocated IT/Computing costs                   *      *      *      *  *   *  *              *
  Other                                          *      *      *      *  *   *  *              *
    Total Other Expense                          *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *
    Total G&A expenses                           *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *
Depreciation & Amortization:                     *      *      *      *  *   *  *              *
  Building depreciation                          *      *      *      *  *   *  *              *
  Equipment depreciation                         *      *      *      *  *   *  *              *
  Goodwill amortization                          *      *      *      *  *   *  *              *
  Other intangible amortization                  *      *      *      *  *   *  *              *
  Amortization of deferred charges               *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *
    Total Depr. and Amortization                 *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *
Interest (income) and expense:                   *      *      *      *  *   *  *              *
  Depository Interest                            *      *      *      *  *   *  *              *
  Investment Income                              *      *      *      *  *   *  *              *
  Bank Line Interest Expense                     *      *      *      *  *   *  *              *
  Cap. Lease Interest Expense                    *      *      *      *  *   *  *              *
  Other Interest Expense                         *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *
    Total Interest (income)/expense              *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *

Non-Ophthalmic Business Budgeted
  Office Expense                                 *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *

Non-Ophthalmic Business                          *      *      *      *  *   *  *              *
Non-Ophthalmic Business Budgeted                 *      *      *      *  *   *  *              *
  Practice Expense                               *      *      *      *  *   *  *              *
                                                 *      *      *      *  *   *  *              *
Non-Ophthalmic Business Monthly Fee              *      *      *      *  *   *  *              *


* Confidential portions omitted and filed separately with the commission.

                                 EXHIBIT 1.33(g)
                                    EQUIPMENT


                                                                              Approximate
                                                                                Monthly
Equipment                                                  Lessor              Payments ($)
-----------------------------------------------  --------------------------   ----------------
Excimer                                                 PNC Leasing                   7,800.00

Excimer Upgrade                                         PNC Leasing                   2,051.00

Evansville Equipment                                    PNC Leasing                   1,233.00

Retina Lease 1                                          PNC Leasing                   3,400.00

Retina Lane Equip.                                      PNC Leasing                   2,180.00

Voice Mail System*                                      Tech. Credit                    271.00

A-Scan                                                    Copelco                       250.00

Motor Vehicle Lease** (1996 Taurus)                         FMCC                        493.70

Pagers                                                                                   91.00

Scale and Postage Machine                                                                90.00


* Fifty percent of lease cost will be allocated to the ambulatory surgery center operations of NovaMed Eye Surgery Center of New Albany, LLC.

** This expense will become a Practice Expense upon either: (i) Dr. Lazarus terminating his employment or (ii) the lease expense no longer being deducted from Dr. Lazarus' salary.

                                  EXHIBIT 1.20
                    OPTOMETRISTS EXCLUDED FROM DEFINITION OF
                        NON-OPHTHALMIC BUSINESS REVENUE


                   .519 State Street, New Albany, Indiana 47150

              .1700 South Green River Road, Evansville, Indiana 47715

                    .735 Main Street, Ferdinand, Indiana 47532

               .6440 Dutchman's Parkway, Louisville, Kentucky 40205

                                  EXHIBIT 1.45
                        PREEXISTING OBLIGATION PAYMENTS

Subject to a letter agreement between the parties, a Lease Agreement with PNC Leasing (Lease No. 23691) regarding Retinal Operating Room Equipment at Floyd Memorial Hospital:

     Lease Agreement with Federal Leasing Corp. re: Optical Edger

     Motor Vehicle Lease Agreement with Raceway Ford re: Ford Explorer

                                  EXHIBIT 3.1
                        MEMBERS OF INITIAL POLICY BOARD


                           Timothy E. Schmitt, M.D.
                              E. Michele Vickery

                                  EXHIBIT 4.8
                               POWER OF ATTORNEY


                                 See tab 14.

                                  EXHIBIT 5.1
                  FORM OF EMPLOYMENT AGREEMENT (SHAREHOLDERS)


                                 See tab 3.

                                  EXHIBIT 5.1A
                     LIST OF INITIAL PHYSICIAN-SHAREHOLDER


                           Timothy E. Schmitt, M.D.

                                  EXHIBIT 5.1B
                           FORM OF BUY-SELL AGREEMENT


The Buy-Sell Agreement referenced in Section 5.1(b) will address the following concepts to the satisfaction of Business Manager and its counsel:

     Applicable state statutes generally require that the shares of a professional corporation held by a physician-shareholder be transferred to a person qualified to render professional medical services if (i) such shareholder dies, (ii) such shareholder becomes a disqualified person, or
     (iii) the shares of a professional corporation are transferred by operation of law or court decree to a disqualified person. Illinois law requires that the articles of incorporation, by-laws or a separate agreement provide for the purchase or redemption of the shares of any shareholder upon death or disqualification. Accordingly, the Buy-Sell Agreement must contain a provision providing for (i) redemption, (ii) cross-purchase, or (iii) a combination thereof, in the case of a shareholder's death or disqualification. In addition, the transfer of shares to disqualified persons must be specifically prohibited.

     A provision must also be included which governs succession in the case of death or disqualification of the last remaining shareholder of the professional corporation. Business Manager and Practice will work together to structure an arrangement mutually acceptable to both parties.

     Specifically, the Buy-Sell Agreement will incorporate the provisions set forth on Schedule 1 attached to this Exhibit 5.1B.

                                   SCHEDULE 1
                                       TO
                                  EXHIBIT 5.1B


Definitions.
-----------

     "Act" means the [applicable state Medical Corporation Act or Professional Corporation Act].

     "NovaMed" means NovaMed Eyecare Management, LLC, a Delaware limited liability company.

     "NovaMed Agreement" means that certain ___________ Agreement dated as of _________ __, 199_, by and among the Corporation, the Shareholders and NovaMed.

     ["Partnership" means the limited partnership formed pursuant to that certain Limited Partnership Agreement by and between __________ and __________, dated ______________.] [If applicable]

     "Selling Shareholder" means a Shareholder affected by a Triggering Event other than a Final Triggering Event.

     "Shares" means the shares of common stock of the Corporation, and any shares of any other class of stock, presently authorized and issued or which the Corporation may hereafter authorize and issue, including subscription and other purchase rights relative to any such shares of stock and all securities and obligations convertible into such shares of stock, in each case whether now or hereafter issued.

     "Transfer" means any sale, gift, bequest, distribution, disposition, assignment, pledge or any other voluntary or involuntary transfer, disposition or encumbrance, including any disposition by operation of law.

     "Triggering Event" means any of the following events:

          (a)  the death of a Shareholder;

          (b) the disability of a Shareholder (which is defined as a Shareholder's inability to engage in the practice of medicine for ninety
     (90) days within any period of one hundred eighty (180) consecutive days);

          (c) the disqualification of a Shareholder from the practice of medicine;

          (d) the termination of a Shareholder's employment or active involvement with the Corporation for any reason; or

          (e) the voluntary or involuntary transfer, transfer by operation of law (including without limitation a transfer in connection with a divorce or bankruptcy), or any other transfer or attempted transfer of Shares or any right or interest therein in violation of this Agreement.

Restriction On Transfer.
-----------------------

     Each Shareholder agrees not to make any Transfer of Shares that he or she now owns or may hereafter own, outright or beneficially, except in accordance with and as expressly permitted in this Agreement. Except as expressly permitted in this Agreement, no Transfer of Shares may be made by any Shareholder without the prior written consent of the remaining Shareholders, and no such Transfer shall be effective unless and until the Transferee agrees in writing to be subject to and bound by all of the terms, conditions and restrictions of this Agreement and the NovaMed Agreement by signing a counterpart hereof and thereof. Any Transfer of Shares not in strict compliance with this Agreement shall be null and void ab initio.

Additional Shareholders.
-----------------------

     The parties hereto acknowledge and agree that from time to time other physicians may acquire Shares in the Corporation. Notwithstanding the foregoing, the Corporation shall not issue any Shares to another person unless such person agrees in writing to be subject to and bound by all of the terms, conditions and restrictions of this Agreement and the NovaMed Agreement by signing a counterpart hereof and thereof.

Licensing Requirement.
---------------------

     Under no circumstances shall any Transfer or issuance of Shares of the Corporation to an additional shareholder be valid unless the proposed new or additional shareholder is a licensed physician in good standing under the laws of the State of Missouri, except as otherwise permitted under the Act.

Final Triggering Event.
----------------------

     (a) Application.  Upon the occurrence of a Triggering Event affecting all
         -----------
Shareholders simultaneously or affecting the last remaining Shareholder(s) (each, a "Final Triggering Event"), the following provisions shall apply and shall supersede any other provision contained in this Agreement relating to cross-purchases or redemptions of a Selling Shareholder's Shares.

     (b) Repurchase of Shares.  Promptly upon the occurrence of a Final
         --------------------
Triggering Event, but in any event not later than within three (3) days, the Shareholder(s) to whom such Final Triggering Event relates and any Selling Shareholder with respect to whom this Section ___ supersedes the application of any other provision of this Agreement pursuant to subsection (a) above, and/or such Shareholders' estates, transferees or other representatives (all such Shareholders or such Shareholders' estates, transferees or other representatives, as the case may be, hereinafter referred to as "Terminating Shareholders") shall notify NovaMed's Medical Director of the occurrence of such Final Triggering Event, and NovaMed's Medical Director shall have the right to purchase Shares in accordance with subsection (c) below or to designate a New

Shareholder in accordance with the provisions of the NovaMed Agreement. Upon such designation, the Terminating Shareholders shall (i) sell to the Corporation, and the Corporation shall purchase from each such Terminating Shareholder, ninety-nine percent (99%) of all Shares then held by each such Terminating Shareholder, and (ii) sell to NovaMed's Medical Director or the New Shareholder (as defined in the NovaMed Agreement), as the case may be, and NovaMed's Medical Director or such New Shareholder, as the case may be, shall purchase from each such Terminating Shareholder, the remainder of the Shares then held by each such Terminating Shareholder, in accordance with the provisions of this Section ___.

     (c) Purchase Price.  The purchase price to be paid for each Terminating
         --------------
Shareholder's Shares (the "Purchase Price") shall be as follows:

          (i) The Purchase Price for the Shares to be purchased by the Corporation shall consist of each Terminating Shareholder's pro rata share of the [Partnership] interests held by the Corporation.

          (ii) The Purchase Price for the Shares to be purchased by NovaMed's Medical Director or the New Shareholder, as the case may be, shall be an amount equal to ______________________________________.

     (d) Closing.  The closing of any purchase and sale pursuant to this Section
         -------
___ (the "Closing") shall take place within [thirty (30)] days after the Final Triggering Event at the principal office of the Corporation or at such other place as the parties to such purchase and sale may mutually agree. At the Closing, each Terminating Shareholder shall deliver certificates for the Shares to be purchased, duly endorsed in blank, and such Shares shall be conveyed (i) to the Corporation effective as of the close of business of the day of the Final Triggering Event, and (ii) to NovaMed's Medical Director or the New Shareholder, as the case may be, effective as of the opening of business on the day after the Final Triggering Event, in each case free and clear of all claims, liens, encumbrances and other rights of third parties, and the Corporation and NovaMed's Medical Director or the New Shareholder, as the case may be, shall deliver the Purchase Price in the form of instruments of transfer, in form and substance satisfactory to the Terminating Shareholders, assigning and transferring to the Terminating Shareholders, effective as of the date of the Final Triggering Event, each Terminating Shareholder's share of the [Partnership] interests and all of the Corporation's right, title and interest therein, free and clear of all claims, liens, encumbrances and other rights of third parties, or in immediately available funds, as applicable.

     (e) Taxable Year.  The Corporation's taxable year shall be closed as of the
         ------------
close of business of the day of the Final Triggering Event.

     (f) Violation of Law.  In the event that the consummation of the purchase
         ----------------
and sale of Shares as contemplated under this Section ___ violates applicable law, the Terminating Shareholders and NovaMed's Medical Director shall in good faith negotiate and consummate an alternative transaction structure, including without limitation, the purchase of the Corporation's assets and assumption of the Corporation's liabilities by NovaMed's Medical Director or his designee, which will allow (i) the continuation of the Corporation's business by the Corporation or a successor entity, (ii) the continued performance by the Corporation or a successor entity and

NovaMed of their respective obligations under that certain Management Services Agreement by and between NovaMed and the Corporation, dated as of _______ __, 199_, and (iii) the transfer of the [Partnership] interests held by the Corporation to the Terminating Shareholders.

     (g) NovaMed's Failure to Designate New Shareholder.  In the event that
         ----------------------------------------------
NovaMed's Medical Director fails to elect to purchase Shares or to designate a New Shareholder as required pursuant to the NovaMed Agreement, the provisions of this Section ___ shall not be binding on the Corporation or the Terminating Shareholders.

Legend on Certificates.
----------------------

     The certificates representing all Shares now or hereafter owned by the Shareholders shall be subject to the terms of this Agreement, and shall bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS' AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. THE SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT IN STRICT ACCORDANCE WITH THE TERMS OF THE SHAREHOLDERS' AGREEMENT. BY ACCEPTING THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE, THE HOLDER AGREES TO BE BOUND BY THE SHAREHOLDERS' AGREEMENT.

Termination.
-----------

     This Agreement and all restrictions on the transfer of Shares created hereby shall terminate upon the bankruptcy or receivership of the Corporation or the execution by all parties hereto of a written instrument terminating this Agreement. Termination of this Agreement for any reason shall not affect any right or remedy existing hereunder prior to the effective date of termination.

Binding Effect.
--------------

     This Agreement is binding upon, and shall inure to the benefit of, the Corporation, its successors, and assigns and to the Shareholders and their respective heirs, personal representatives, successors, and assigns.

                                  EXHIBIT 5.2A
                 FORM OF EMPLOYMENT AGREEMENT (NONSHAREHOLDERS)


                                 See attached.

                                  EXHIBIT 5.8
                                     NAMES

                              .Louisville Optical

                               .Doctors Eyecare

                              .Advantage Optical

                                  EXHIBIT 6.1
                                EQUIPMENT LEASE


                                 See tab 17.